                                                                    EXHIBIT 10.1




                          REVOLVING CREDIT,  TERM LOAN
                             AND SECURITY AGREEMENT

                                    between

                              TRISTAR CORPORATION

                                      and

                           BNY FINANCIAL CORPORATION


                            as of December 16, 1997

                              TRISTAR CORPORATION
                                      AND
                           BNY FINANCIAL CORPORATION

                               TABLE OF CONTENTS



                                                                                                                     PAGE
I.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1        Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2        General Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3        Uniform Commercial Code Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1.4        Certain Matters of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

II.      ADVANCES, PAYMENT, INTEREST AND FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.1        (a)   Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                    (b)   Discretionary Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.2        Revolving Advances; Foreign Receivables Agreement . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.3        Procedure for Revolving Advances Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.4        Disbursement of Advance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.5        Sale of Receivables; Accounts Receivable Management . . . . . . . . . . . . . . . . . . . . . . .  21
         2.6        Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.7        Cap Ex Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.8        Repayment of Advances; Mandatory Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.9        Repayment of Excess Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.10       Statement of Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.11       Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.12       Issuance of Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.13       Requirements For Issuance of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.14       All Advances to Constitute One Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

III.      INTEREST AND FEES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.1        Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.2        Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.3        Closing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.4        Audit Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.5        Other Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    (a)   Early Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    (b)   Unused Line Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    (c)   Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    (d)   Matured Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.6        Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.7        Maximum Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.8        Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.9        Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.10       Protection; Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                              TRISTAR CORPORATION
                                      AND
                           BNY FINANCIAL CORPORATION

                               TABLE OF CONTENTS
                                  (Continued)


IV.      COLLATERAL: GENERAL TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.1        Lien in the Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.2        Perfection of Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.3        Disposition of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.4        Preservation of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.5        Ownership of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.6        Defense of Lender's Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.7        Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.8        Financial Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.9        Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.10       Inspection of Premises, Receivables, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.11       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.12       Failure to Pay Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.13       Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.14       Payment of Leasehold Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.15       Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    (a)   Nature of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    (b)   Solvency of Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    (c)   Location of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                    (e)   Notification of Assignment of Receivables; Borrowing Base Certificate, etc  . . . . . . . .  40
                    (f)   Power of Lender to Act on Borrower's Behalf . . . . . . . . . . . . . . . . . . . . . . . .  41
                    (g)   No Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                    (h)   Establishment of a Lockbox Account, Dominion Account  . . . . . . . . . . . . . . . . . . .  42
         4.16       Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.17       Maintenance of Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.18       Exculpation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.19       Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

V.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.1        Authority; Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.2        Formation and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.3        Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.4        Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.5        Financial Statements; No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.6        Corporate Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.7        O.S.H.A. and Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.8        Solvency; Litigation; Violations and Compliance . . . . . . . . . . . . . . . . . . . . . . . . .  49
         5.9        Patents, Trademarks, Copyrights and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         5.10       Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         5.11       Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         5.12       Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                              TRISTAR CORPORATION
                                      AND
                           BNY FINANCIAL CORPORATION

                               TABLE OF CONTENTS
                                  (Continued)

         5.13       Default on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         5.14       No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         5.15       No Burdensome Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         5.16       No Labor Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         5.17       Margin and Other Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         5.18       Investment Company Act; Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . .  52
         5.19       Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         5.20       Delivery of Mezzanine Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         5.21       Swaps . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         5.22       Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

VI.      AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         6.1        Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         6.2        Conduct of Business and Maintenance of Existence and Assets . . . . . . . . . . . . . . . . . . .  53
         6.3        Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         6.4        Government Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         6.5        Tangible Net Worth Plus Subordinated Note . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         6.6        Minimum Fixed Charge Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         6.7        Minimum EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         6.8        Maximum Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         6.9        Maximum Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         6.10       Pledge of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         6.11       Execution of Supplemental Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         6.12       Payment of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         6.13       Standards of Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         6.14       Payment of Receivables From Affiliates and Controlled Subsidiaries  . . . . . . . . . . . . . . .  57

VII.     NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.1        Merger, Consolidation, Acquisition and Sale of Assets . . . . . . . . . . . . . . . . . . . . . .  57
         7.2        Creation of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.3        Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.4        Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         7.5        Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         7.6        Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         7.7        Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         7.8        Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         7.9        Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         7.10       Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         7.11       Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         7.12       Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                              TRISTAR CORPORATION
                                      AND
                           BNY FINANCIAL CORPORATION

                               TABLE OF CONTENTS
                                  (Continued)

         7.13       Fiscal Year and Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         7.14       Subordinated Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         7.15       Prepayment of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

VIII.    CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         8.1        Conditions to Initial Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                    (a)   Note; Support Letter of Credit and other Ancillary Agreements . . . . . . . . . . . . . . .  60
                    (b)   Filings Registrations and Recordings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                    (c)   Corporate Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                    (d)   Incumbency Certificates of the Borrower and Subsidiaries  . . . . . . . . . . . . . . . . .  61
                    (e)   Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                    (f)   No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                    (g)   Financial Condition Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                    (h)   Collateral Examination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    (i)   Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    (j)   Projections Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    (k)   Receivables Availability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    (l)   Mezzanine Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    (m)   Subordination Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    (n)   Guaranties, Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                    (o)   Title; Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                    (p)   Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                    (q)   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                    (r)   Due Diligence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                    (s)   Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         8.2        Conditions to Each Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                    (a)   Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                    (b)   No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

IX.      INFORMATION AS TO BORROWER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.1        Disclosure of Material Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.2        Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.3        Environmental Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.4        Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.5        Occurrence of Defaults, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.6        Government Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.7        Annual Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.8        Quarterly Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.9        Monthly Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.10       Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.11       Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.12       Projected Operating Budget  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

                              TRISTAR CORPORATION
                                      AND
                           BNY FINANCIAL CORPORATION

                               TABLE OF CONTENTS
                                  (Continued)

         9.13       Variances From Operating Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         9.14       Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

X.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

XI.      LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         11.1       Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         11.2       Lender's Discretion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.3       Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.4       Rights and Remedies not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

XII.     WAIVERS AND JUDICIAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         12.1       Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         12.2       Delay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         12.3       Jury Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

XIII.    EFFECTIVE DATE AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         13.1       Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         13.2       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

XIV.     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         14.1       Governing Law; Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         14.2       Entire Understanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         14.3       Successors and Assigns; Participation; New Lenders  . . . . . . . . . . . . . . . . . . . . . . .  74
         14.4       Application of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         14.5       Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         14.6       Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         14.7       Survivability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         14.8       Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         14.9       Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         14.10      Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         14.11      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

                              TRISTAR CORPORATION
                                      AND
                           BNY FINANCIAL CORPORATION


                             SCHEDULES AND EXHIBITS

Schedule 1.2-A            -   Liens on Stock (Definition of Change of
                              Ownership)

Schedule 1.2-C            -   List of Major Customers (Definition of
                              Major Customers)

Schedule 4.5              -   Locations of Borrower's Equipment and
                              Inventory

Schedule 5.2              -   Jurisdictions of Incorporations; List of
                              states where Borrower and each
                              Subsidiary is qualified; Ownership of
                              Subsidiary Stock

Schedule 5.5(c)           -   Liabilities not on balance sheet

Schedule 5.6              -   No other name; mergers, etc.

Schedule 5.8(b)           -   Litigation, actions or proceedings

Schedule 5.9              -   Intellectual Property

Schedule 5.10             -   Non-compliance with licenses and permits, etc.

Schedule 5.11             -   Schedule of Contracts

Schedule 5.12             -   Existing Related Party Transactions

Schedule 5.13             -   Defaults

Schedule 5.16             -   Labor Disputes

Schedule 7.3              -   Guarantees, etc.

Schedule 7.5              -   Advances by the Borrower to its
                              Subsidiaries

Schedule 7.10             -   Existing and contemplated Related Party
                              Transactions

                              TRISTAR CORPORATION
                                      AND
                           BNY FINANCIAL CORPORATION



EXHIBITS

Exhibit 2.2               -   Revolving Credit Note

Exhibit 2.6               -   Term Loan Note

Exhibit 2.7               -   Cap Ex Note

Exhibit 2.11              -   Letter of Credit Financing Supplement

                          REVOLVING CREDIT, TERM LOAN
                                      AND
                               SECURITY AGREEMENT



                 Revolving Credit, Term Loan and Security Agreement dated as of December 16, 1997 between Tristar Corporation, a corporation organized under the laws of the State of Delaware (the "Borrower"), and BNY FINANCIAL CORPORATION ("BNY"), a corporation organized under the laws of the State of New York.

                 IN CONSIDERATION of the mutual covenants and undertakings herein contained, the Borrower and the Lender hereby agree as follows:

I.       DEFINITIONS.

                          1.1     Accounting Terms.  As used in this Agreement,
any Ancillary Agreement or any certificate, report or other document made or delivered hereunder or thereunder, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section
1.2 to the extent not defined, have the respective meanings given to them under GAAP consistent with that applied in preparation of the financial statements referred to in Section 5.5.

                          1.2     General Terms.  For purposes of this
Agreement the following terms have the following meanings:

                          "Advances" means advances by the Lender to or for the
account of the Borrower and includes the Revolving Advances, Letters of Credit, and advances under the Term Loan and the Cap Ex Loan.

                          "Affiliate"  of any Person means (a) any Person
(other than a Controlled Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or
(b) any Person who is a director or officer (i) of such Person, (ii) of any Controlled Subsidiary of such Person or (iii) of any Person described in clause
(a) above. For purposes of this definition, control of a Person means the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and "Controlled Subsidiary" means a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only upon the happening of a contingency) to elect a majority of the directors of such entity, or other Persons performing similar functions for such entity, are owned directly or indirectly, by such Person.

                          "Alternate Base Rate" means, for any day, a rate per
annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus one-half of one percent (0.5%).

                          "Ancillary Agreements" means all agreements,
instruments, and documents whether heretofore, concurrently, or hereafter executed by or on behalf of the Borrower or the Subsidiaries or delivered to the Lender, relating to this Agreement or to the transactions contemplated by this Agreement including, without limitation, the Notes, the Mortgage, the Guaranty, the Pledge Agreement, the Subsidiary Receivable Agreements, powers of attorney, consents, assignments, contracts, notices, security agreements and trust agreements.

                          "Authority" has the meaning set forth in Section
4.19(d).

                          "Bank" means The Bank of New York.

                          "Blocked Accounts" has the meaning set forth in
Section 4.15(h).

                          "Borrower" means Tristar Corporation, a Delaware
corporation.

                          "Business Day" means any day other than Saturday,
Sunday and any other day on which commercial banks in New York are authorized or required by law to close.

                          "Cap Ex Loans" has the meaning set forth in Section
2.7.

                          "Cap Ex Note" has the meaning set forth in Section
2.7.

                          "CERCLA" means the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.

                          "Change of Ownership" means (a) a transaction or
transactions as a result of which the Existing Owners cease for any reason to own free and clear of all Liens (except those listed on Schedule 1.2 A) at least 51% of the outstanding common stock of the Borrower (b) any sale of assets, merger or consolidation resulting in substantially all or a majority of the Borrower's assets being owned by a Person other than the Borrower and (c) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors. Change of Ownership of a Subsidiary occurs when the Borrower ceases to own, directly or indirectly, a majority of the issued and outstanding capital stock or other ownership interests of such Subsidiary, or ceases to have or to exercise the power to elect the entire Board of Directors of such Subsidiary.

                          "Charges" means all taxes, charges, fees, imposts,
levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, Claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other Governmental Authority (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, the Borrower or any of its Affiliates.

                          "Claims" means all Liens and claims held or asserted
by any Person against any or all of the Collateral.

                          "Closing Date" means December 19, 1997 or such other
date as may be agreed to by the parties hereto.

                          "Collateral" means and includes:

                                  (a)      all Receivables;

                                  (b)      all Equipment;

                                  (c)      all General Intangibles;

                                  (d)      all Inventory;

                                  (e)      all Real Property;

                                  (f)      all Subsidiary Stock;

                                  (g)      the Leasehold Interests;

                                  (h)      all of the Borrower's right, title
and interest in and to (i) its goods and other property, including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of the Borrower's rights as a consignor, as consignee, as an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, set off, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to the Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) if and when obtained by the Borrower, all real and personal property of third Persons in which the Borrower has been granted a Lien as security for the payment or enforcement of Receivables; and (vi) any other goods or other personal property or real property now owned or hereafter acquired in which the Borrower or any Subsidiary has expressly granted a Lien or may in the future grant a Lien to the Lender hereunder, or in any amendment or supplement hereto, or under any Ancillary Agreement or other agreement between the Lender and the Borrower or any Subsidiary;

                                  (i)      all of the Borrower's ledger sheets,
ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to the property described in (a), (b), (c), (d), (e), (f), (g) or (h) of this definition; and

                                  (j)      all proceeds and products of the
property described in (a), (b), (c), (d), (e), (f), (g), (h) and (i) of this definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents.

                          "Continuing Director" at any date, shall mean an
individual who was a member of the Board of Directors of the Borrower on the date of this Agreement or who shall have become a member thereof subsequent to such date after (i) having been nominated or otherwise approved in writing by at least a majority of the Continuing Directors then members of the Board of Directors of the Borrower or (ii) having been nominated by the Existing Owners.

                          "Contracts" has the meaning set forth in Section 5.11.

                          "Contract Rate" means, as applicable, the Revolving
Advance Rate and the Term Loan Rate.

                          "Controlled Subsidiary" has the meaning set forth in
the definition of "Affiliate".

                          "Core Sheth Families" has the meaning set forth in the
definition of "Existing Owners".

                          "Credit Risk" means the risk of loss resulting solely
and exclusively from a Customer's financial inability to pay when due any Receivable purchased or otherwise serving as Collateral hereunder.

                          "Customer" means and includes the account debtor with
respect to any of the Receivables and/or the prospective purchaser of goods, services or both with respect to any contract or other arrangement with the Borrower or the Subsidiaries, pursuant to which the Borrower or the Subsidiaries is to deliver any personal property or perform any services.

                           "Default Rate" means a rate equal to two (2%) percent
per annum in excess of the Contract Rate or the Overadvance Rate.

                           "Depository Accounts" has the meaning set forth in
Section 4.15(h) hereof.

                           "Dispute" means any cause asserted for nonpayment of
Receivables, including,without limitation, any alleged defense, counterclaim, offset, dispute or other claim (real or merely asserted) whether arising from or relating to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrence.

                           "Dollar" and the sign "$" means lawful money of the
United States of America.

                           "EBITDA" means the sum of (i) the Borrower's
consolidated net income before interest and taxes and (ii) depreciation, amortization and all other non-cash charges to the extent deducted in calculating such net income.

                           "Eligible Dated Receivables" means all Eligible
Receivables of United States Origin created by the Borrower in the ordinary course of business during the period from August 1 through November 30 under a seasonal dating program of the Borrower for Major Customers acceptable to the Lender which are unpaid for not more than 30 days from due date and which are due not more than 150 days from invoice date. Invoices for Eligible Dated Receivables shall be specifically marked to identify such Receivables. Notwithstanding the foregoing, such a Receivable is not an Eligible Dated Receivable under any circumstances if it is outstanding on February 15 or if it is due after February 15.


                           "Eligible Domestic Receivables" means all Eligible
Receivables of United States Origin (excluding Eligible Foreign Receivables) created by the Borrower in the ordinary course of business (a) due from Major Customers acceptable to the Lender

(i) which are unpaid for not more than 60 days from due date and which are due not more than 60 days from invoice date or (ii) which are unpaid for not more than 45 days from due date and which are due not more than 75 days from invoice date or (iii) which are unpaid for not more than 30 days from due date and which are due not more than 90 days from invoice date and (b) from all other Customers, (i) which are unpaid for not more than 30 days from due date and which are due not more than 60 days from invoice date or (ii) which are unpaid for not more than 60 days from due date and which are due not more than 30 days from invoice date.

                           "Eligible Foreign Receivables" means (a) Eligible
Receivables of Foreign Origin, (b) Eligible Receivables of Foreign Customers of the Borrower of United States Origin which are covered by an insurance policy from a provider of third Person credit insurance acceptable to the Lender and in form and substance satisfactory to the Lender ("Credit Insurance") and (c) Eligible Receivables of Foreign Customers of United States Origin (including such Receivables from Affiliates and from Controlled Subsidiaries) which are backed by letters of credit in U.S. Dollars issued by Persons and otherwise in form and substance acceptable to the Lender and which, if required in the sole discretion of the Lender, are confirmed by a United States bank acceptable to the Lender. A Receivable is of United States Origin if the goods from which the Receivable arises were shipped from one of the 50 states of the United States.
A Customer is a Foreign Customer if goods from which the Customer's Receivable arises were shipped to a facility of such Customer located in a place not within one of the 50 states of the United States or within Canada, or such Customer is a Person existing under the laws of a jurisdiction other than the 50 states of the United States, Canada or one of the provinces in Canada and the principal place of business of such Customer is not located in one of the 50 states of the United States or in Canada.

                           "Eligible Inventory" means Inventory which:  (a) is
subject to the Lien of the Lender and is subject to no other Liens whatsoever;
(b) is finished goods inventory (and not, in any case, work in process) in good condition, fully packaged for retail sale and meets all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale including but not limited to the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (c) is not slow moving, has not been returned by a Customer and is currently either usable or salable in the normal course of the Borrower's business; (d) is in one of the 50 states of the United States in a location where at least $250,000 of inventory (valued at the lower of cost or market on a first-in first-out basis) is located and, if such inventory is located in premises not owned by the Borrower or a Subsidiary, the Lender has received any landlord's waiver required by the Lender with respect thereto which is acceptable to the Lender in its sole discretion; and (e) is not determined by the Lender, in its reasonable discretion, to be ineligible for any other reason.

                          "Eligible Receivables" means and includes each
Receivable which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services have not been rejected or disputed by the Customer and there has not been asserted any offset, defense, counterclaim, or Dispute; (d) continues to be in full conformity with the representations and warranties made by the Borrower (or any Subsidiary) to the Lender with respect thereto; (e) the Lender is, and continues to be, satisfied with the credit standing of the Customer in relation to the amount of credit extended; (f) is documented by an invoice in a form approved by the Lender; (g) less than 25% of the unpaid amount of invoices due from the Customer thereof remain unpaid beyond the due date therefor; (h) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Receivable unless such instrument is duly endorsed to and in possession of the Lender or the Lender's Agent or represents a check in payment of a Receivable; (i) if the Receivable is an Eligible Foreign Receivable described in subpart (b) and (c) of the definition thereof, the goods which gave rise to such Receivable were shipped after receipt by the Borrower from or on behalf of the Customer of Credit Insurance or an irrevocable letter of credit as provided in the definition of Eligible Foreign Receivables; (j) is not subject to any Lien other than in favor of the Lender;
(k) except for Eligible Foreign Receivables backed by letters of credit as described in subpart (c) of the definition of Eligible Foreign Receivables, does not arise out of transactions with any employee, officer, agent, director, stockholder, Affiliate or Controlled Subsidiary of the Borrower; (l) is payable to the Borrower or, in the case of an Eligible Receivable of Foreign Origin, to a Subsidiary; (m) does not arise out of a bill and hold sale prior to shipment and, if the Receivable arises out of a sale to any Person to which the Borrower is indebted, the amount of such indebtedness, and any anticipated indebtedness, is deducted in determining the face amount of such Receivable; (n) is net of any returns, discounts, claims, credits and allowances; (o) if the Receivable arises out of contracts between the Borrower and the United States, any state, or any department, agency or instrumentality of any of them, the Borrower has so notified the Lender, in writing, prior to the creation of such Receivable, and, if the Lender so requests, there has been compliance with any notice or approval requirements of any Governmental Authority, including without limitation, compliance with the Federal Assignment of Claims Act; (p) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by the Borrower or a Subsidiary, or work, labor and/or services rendered by the Borrower or a Subsidiary; and (q) is otherwise satisfactory to the Lender as determined in its sole discretion.

                          "Eligible Receivables of Foreign Origin" means
Eligible Receivables due from Foreign Customers created by a Subsidiary of the Borrower which is located outside of the 50 states of the United States in the ordinary course of such Subsidiary's business which serve as Collateral for the Obligations pursuant to the Foreign Receivable Agreements.


                          "Environmental Complaint" has the meaning set forth
in Section 4.19(d) hereof.

                          "Environmental Laws" means all federal, state and
local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to health and the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

                          "Equipment" means and includes all of the Borrower's
goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                          "ERISA" has the meaning set forth in Section 5.8(d).

                          "Event of Default" has the meaning set forth in
Article X hereof.

                          "Excess Cash Flow" means EBITDA minus the sum of
Unfunded Capital Expenditures, Senior Debt Payments, Subordinated Debt Payments and payments of obligations under capital leases.

                          "Existing Owners" means Shashikant S. Sheth, Jamnadas

Sheth, Kirit Sheth and Mahendra Sheth and in the event of the death of one or more of them, the heirs and executors and administrators of such deceased individual (collectively, the

"Core Sheth Families"), Transvit Manufacturing Corporation, a
British Virgin-Islands corporation and Starion, so long as more than 75% of the capital stock of each of these two corporations is owned of record and beneficially by members of the Core Sheth Families.

                          "Federal Funds Rate" means, for any day, the weighted
average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, of if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                          "Fixed Charge Coverage" means with respect to any
fiscal period, an amount equal to (a) the sum of EBITDA minus Unfunded Capital Expenditures during such period divided by (b) all Senior Debt Payments (excluding payments to the Lender under (c) of the definition of Senior Debt Payments) plus the sum of all Subordinated Debt Payments permitted under the Subordination Agreement, payments of obligations under capital leases and payments of Taxes and dividends.

                          "Foreign Customer" has the meaning set forth in the
definition of Eligible Foreign Receivables.

                          "Foreign Receivables" means (a)Receivables due from
Foreign Customers created by any Subsidiary and (b) Receivables of United States Origin due from Foreign Customers of the Borrower.

                          "Foreign Receivables Agreements" has the meaning
set forth in Section 2.2(b).

                          "Formula Amount" has the meaning set forth in Section
2.1(a).

                          "GAAP" means generally accepted accounting principles
in the United States of America in effect from time to time.

                          "General Intangibles" means and includes all of the
Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, equipment formulations, manufacturing procedures, quality control procedures, patents, patent applications and other Intellectual Property, trade secrets, franchises, customer lists, tax refunds, tax refund claims, computer programs, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                          "Governmental Authority" means any federal, state,
municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America, any state, municipality or other political subdivision or foreign.

                          "Guarantor" means each of Tristar Mexico and Tristar
Brazil.

                          "Guaranty" means the guaranty of the obligations of
the Borrower executed by each Guarantor in favor of the Lender.

                          "Hazardous Discharge" has the meaning set forth in
Section 4.19(d) hereof.

                          "Hazardous Substance" means, without limitation, any
flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                          "Hazardous Wastes" includes all waste materials
subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                          "Incipient Event of Default" means an event which,
with the giving of notice or passage of time or both, would constitute an Event of Default.

                          "Indebtedness" of any Person means, without
duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services (including, without limitation, earn- out obligations, non-compete payments and license and royalty fees), other than accounts payable incurred and paid in the ordinary course of business of such Person, (f) all obligations of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of others guaranteed by such Person, (h) all net obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (i) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, and
(j) all capitalized lease obligations of such Person.

                          "Independent Accountants" has the meaning set forth
in Section 9.7 hereof.

                          "Initial Term" has the meaning set forth in Section
3.5(c)(iii).

                          "Intellectual Property" has the meaning set forth in
Section 5.9 hereof.

                          "Inventory" means all of the Borrower's now owned or
hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                          "Inventory Availability" means the lesser of (a)
$3,250,000 or (b) 50% of the average cost of Eligible Inventory multiplied by the number of units of Eligible Inventory, but not in excess of $.50 per unit of Eligible Inventory. For purposes of this definition, the cost of Eligible Inventory is the amount of such inventory calculated on the basis of the lower of cost or market, on a first-in first-out basis.

                          "Leasehold Interests" means all of the Borrower's
right, title and interest in and to the premises located at 12500

San Pedro, Suite 500, 3345 North Pan Am Expressway and 11235 Gordon Road, Suite 102, San Antonio, Texas, 1413 Bensdale, Pleasanton, Texas and 2801 NW 74th Avenue and 7950 NW 14th Street, Miami, Florida.

                          "Lender" means BNY and any successor or assign.

                          "Letters of Credit" has the meaning set forth in
Section 2.11.

                          "Letter of Credit Fees" has the meaning set forth in
Section 3.2(a).

                          "Lien" means any mortgage, deed of trust, pledge,
hypothecation, assignment, security interest, lien, charge, Claim or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of the Borrower or any Subsidiary of the Borrower of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                          "LIBOR" means a rate per annum equal to the rate
published in THE WALL STREET JOURNAL for the London Interbank Offered Rate for a one month period, averaged and calculated monthly.

                          "Major Customer" means those Customers of the
Borrower listed on Schedule 1.2-C hereto and such other Customers of the Borrower as may from time to time be added to such Schedule by agreement of the Borrower and the Lender.

                          "Matured Funds Rate" means the rate of interest,
announced by the Lender from time to time, as the rate applicable to funds payable by the Lender to the Borrower under this Agreement which are not drawn by the Borrower on a Settlement Date, such rate to be adjusted automatically on the effective date of any change in such rate as announced by the Lender.

                          "Material Adverse Effect" means (a) a material
adverse effect on the business, assets, liabilities, operations, results of operations or condition (financial or other) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or on the Collateral, (b) any impairment of the ability of the Borrower or a Subsidiary to perform any of its material obligations under this Agreement or any Ancillary Agreement to which it is a party or (c) any material impairment of the Lien of the Lender in the Collateral.

                          "Maturity Date" means the day prior to the third
anniversary of the Closing Date or, if such day is not a Business Day, the next succeeding Business Day.

                          "Maximum Term Loan Amount" means $3,400,000.

                          "Maximum Revolving Advance Amount" means $15,100,000.

                          "Mezzanine Documentation" means the Subordinated Note
and the Financing Agreement dated the 30th day of August 1993 between the Borrower and the Core Sheth Families.

                          "Mezzanine Lender" means Nevell Investments S.A., a
Panamanian corporation, as lender under the Mezzanine Documentation.

                          "Minimum Annual Volume" means $12,500,000.

                          "Minimum Term Volume" means $37,500,000.

                          "Minimum Volume Charges" has the meaning set forth in
Section 3.5(c)(iii) hereof.

                          "Mortgage" means the mortgages or deeds of trust on
the Real Property securing the Obligations.

                          "Net Face Amount" of Receivables means the gross face
invoice amount thereof, less returns, discounts (the calculation of which shall be determined by the Lender where optional terms are given), anticipation or any other unilateral deductions taken by Customers, and credits and allowances to Customers of any nature.

                          "Net Worth" at a particular date, means all amounts
which would be included under shareholders' equity on a consolidated balance sheet of the Borrower determined in accordance with GAAP as at such date.

                          "Notes" means collectively, the Term Note, the Cap
Ex Note and the Revolving Credit Note.

                          "Obligations" means and includes any and all of the
Borrower's and the Subsidiaries' Indebtedness and/or liabilities to the Lender or any corporation that directly or indirectly controls or is controlled by or is under common control with the Lender, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such Indebtedness or liabilities arise or by whatever agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of the Borrower's and the Subsidiaries' Indebtedness, liabilities and expenses under this Agreement, any Ancillary Agreement or under any other agreement between the Lender and the Borrower or any Subsidiary and all obligations of the Borrower and the Subsidiaries to the Lender to perform acts or refrain from taking any action.

                          "Overadvance Rate" means one (1%) percent in excess
of the Revolving Advance Rate.

                          "Parent" of any Person means a corporation or other
Person owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                          "Payment Office" means initially 1290 Avenue of the
Americas, New York, New York 10104; thereafter, such other office of the Lender, if any, which it may designate by notice to the Borrower to be the Payment Office.

                          "Permitted Encumbrances" means (a) Liens in favor of
the Lender; (b) liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrower; (c) liens disclosed in the financial statements referred to in Section 5.5, the existence of which the Lender has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of the Borrower's business; (f) judgment liens that have been stayed or bonded and mechanics', worker's, materialmen's or other like liens arising in the ordinary course of the Borrower's business with respect to obligations which are not due or which are being contested in good faith by the Borrower; and (g) liens disclosed on
Schedule 1.2 B.

                          "Person" is to be construed in the broadest sense and
means an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                          "Pledge Agreement" means the pledge agreements dated
the date of this Agreement between the Borrower and the Lender pursuant to which the Borrower is pledging to the Lender all issued and outstanding capital stock of Tristar Brazil and Tristar Mexico, other than capital stock owned by statutory stockholders not in excess of one (1%) percent of all such issued and outstanding capital stock of Tristar Brazil and Tristar Mexico.

                          "Prime Rate" for the purpose of this Agreement means
the rate of interest publicly announced from time to time by the Bank at its principal office in New York as its prime rate or prime lending rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

                          "Projections" has the meaning set forth in Section
5.5(b) hereof.

                          "Questionnaire" means the Questionnaire executed by
the Borrower and delivered to the Lender.

                          "RCRA" means the Resource Conservation and Recovery
Act, 42 U.S.C. Section 6901 et seq., as same may be amended from time to time.

                          "Real Property" means all of the Borrower's right,
title and interest in and to the premises located at 1 Eurostar Drive, Pleasanton, Texas and all real property which may hereinafter be acquired by the Borrower.

                          "Receivables" means and includes all of the
Borrower's and the Subsidiaries' now owned or hereafter acquired accounts and contract rights, instruments, insurance proceeds, documents, chattel paper, letters of credit and the Borrower's and the Subsidiaries' rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to the Borrower or the Subsidiaries, all proceeds thereof and all files in which the Borrower or the Subsidiaries has any interest whatsoever containing information identifying or pertaining to any of the Borrower's and the Subsidiaries' Receivables, together with all of the Borrower's and the Subsidiaries' rights to any merchandise which is represented thereby, and all the Borrower's and the Subsidiaries' right, title and interest in and to security and guaranties with respect to each Receivable, including, without limitation, all rights of stoppage in transit, set-off, detinue, replevin, reclamation and repurchase and all rights as an unpaid vendor.

                          "Receivables Availability" means the lesser of (a)
the Maximum Revolving Advance Amount minus the Inventory Availability or (b)
(i) 80% of Eligible Domestic Receivables plus (ii) the lesser of (A) $3,750,000 and (B) 75% of Eligible Dated Receivables plus (iii) the lesser of (A) 30% of the sum of (x) Eligible Domestic Receivables and (y) Eligible Foreign Receivables and (B) the sum of (x) 50% of Eligible Foreign Receivables covered by Credit Insurance, and, without duplication, (y) 25% of Eligible Receivables of the Borrower due from Foreign Customers which are not covered by Credit Insurance and which are not more than 60 days past due and (z) 25% of Eligible Receivables of the Borrower due from Foreign Customers arising from cash, cash against documents and cash on delivery sales which are not more than 30 days past due plus (iv) 100% of Eligible Foreign Receivables covered by letters of credit, plus (v) 100% of the Support Letter of Credit and minus (vi) the aggregate amount of outstanding Letters of Credit and (vii) Reserves.

                          "Receivables of Foreign Origin" means Receivables due
from Foreign Customers created by a Subsidiary which is located outside of the 50 states of the United States.

                          "Releases" has the meaning set forth in Section
5.7(b)(i) hereof.

                          "Reserves" means such reserves as the Lender may
reasonably deem proper from time to time including a dilution reserve of 2% of gross sales of the Borrower, aggregating for each of the four months of September through and including December and released on May 31st, which may be adjusted by the Lender, in its sole discretion based on actual or expected dilution of Receivables. In addition, Reserves include the sum of all Receivables which are not Eligible Receivables (without duplication), deductions, allowances, credits, retentions, the amount of any Letters of Credit issued by the Lender, airway releases and steamship guarantees and any other offsets asserted by or granted to a Customer and such additional reserves as are deemed appropriate from time to time in the sole discretion of the Lender.

                          "Revolving Advances" means Advances by the Lender
other than Letters of Credit, the Term Loan or the Cap Ex Loan.

                          "Revolving Advance Rate" means an interest rate per
annum equal to (i) (A) Alternate Base Rate plus (B) one and one-half percent (1.50%) or (ii) with three (3) days prior notice from the Borrower to the Lender, subject to the limitation set forth in Section 3.1, LIBOR plus three and one-half percent (3.5%).

                          "Revolving Credit Note" means the promissory note
referred to in Section 2.2(a) hereof.

                          "Senior Debt Payments" means and includes all cash
expended to make (a) scheduled interest payments on any Advances hereunder, plus, (b) scheduled principal payments on the Term Loan and the Cap Ex Loan, plus (c) payments to the Lender for all fees, commissions and charges and other amounts set forth herein and in the Ancillary Agreements and with respect to any Advances.

                          "Settlement Date" means two (2) Business Days after
the day on which the applicable Receivable is actually collected by the Lender.

                          "Starion" means Starion International Limited, a
British Virgin Islands corporation and an Affiliate of the Borrower.

                          "Subordinated Debt Payments" means and includes all
cash actually expended to make payments of principal and interest on the Subordinated Note.

                          "Subordinated Note" means the three subordinated
promissory notes issued by the Borrower in favor of the Mezzanine Lender dated, respectively, August 31, 1993 in the original principal sum of $1,500,000, April 25, 1994 in the original principal sum of $2,600,000 and December 13, 1994 in the original principal sum of $4,000,000, each subordinated to the Lender pursuant to the Subordination Agreement.

                          "Subordination Agreement" means the subordination
agreement dated as of the date of this Agreement between the Lender, the Borrower and Mezzanine Lender.

                          "Subsidiary" means each of Tristar Mexico and Tristar
Brazil.


                          "Subsidiary Stock" means all of the issued and
outstanding shares of capital stock owned by the Borrower of Tristar Mexico and Tristar Brazil.

                          "Support Letter of Credit" means a letter of credit
in favor of the Lender in form and substance satisfactory to the Lender in the amount of $1,500,000 issued by a bank satisfactory to the Lender.

                          "Support Letter of Credit Subordination Agreement"
means the subordination agreement dated the date of this

Agreement between the Borrower, the Lender and Starion, the proposed account party on the Support Letter of Credit and the provider of cash collateral, providing among other things, that no payment of any kind shall be made by the Borrower to such account party until the Obligations have been paid in full and this Agreement has been terminated.

                          "Tangible Net Worth" at a particular date means Net
Worth minus all assets on the consolidated balance sheet of the Borrower at such date properly classified as intangible assets under GAAP.

                          "Term" has the meaning set forth in Section 13.1 as
it may be extended in accordance with the provisions of Section 13.1.

                          "Term Loan" has the meaning set forth in Section 2.6
hereof.

                          "Term Loan Note" means the promissory note described
in Section 2.6 hereof.

                          "Term Loan Rate" means an interest rate per annum
equal to the Alternate Base Rate plus two (2.00%) percent.

                          "Termination Date" has the meaning set forth in
Section 13.1.
                          "Toxic Substance" means and includes any material
present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Section 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted, relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls
(PCBs) and lead-based paints.

                           "Tristar Brazil" means Tristar do Brazil,
Cosmeticos, LTDA, a Brazilian corporation.

                          "Tristar Mexico" means Tristar de Mexico S.A. de
C.V. , a Mexican corporation.

                          "Unfunded Capital Expenditures" means capital
expenses funded from operations and not from Advances under the Cap Ex Loan or from third Person source, including capitalized leases.

                          "Unused Line Fee" has the meaning set forth in Section
3.5(b).

                          "United States Origin" has the meaning set forth in
the definition of Eligible Foreign Receivables.

                          "Volume" has the meaning set forth in Section
3.5(c)(iii).


                          1.3     Uniform Commercial Code Terms.  All terms
used herein and defined in the Uniform Commercial Code as adopted in the State of New York have the meanings given therein unless otherwise defined herein.

                          1.4     Certain Matters of Construction.  The terms
"herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. When used herein, the word "including" means "including, without limitation." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement.
All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

                 II.      ADVANCES, PAYMENT, INTEREST AND FEES.

                          2.1  (a)  Advances.  Subject to the terms and
conditions set forth in this Agreement, the Lender will make Advances to the Borrower in aggregate amounts outstanding at any time equal to the lesser of
(x) $22,000,000 or (y) an amount equal to the sum of:

                                  (i)      the Receivables Availability, plus

                                 (ii)      the Inventory Availability, plus

                                (iii)      the aggregate amount at any time
                                           outstanding of the Term Loan made
                                           pursuant to Section 2.6 hereof, plus

                                 (iv)      the aggregate amount at any time
                                           outstanding of the Cap Ex Loan made
                                           pursuant to Section 2.7 hereof.

                          The sum of the amounts derived from Sections
2.1(a)(y)(i), (ii), (iii) and (iv) at any time and from time to time is referred to as the "Formula Amount."

                                  (b)  Discretionary Rights  The Receivables
Availability and the Inventory Availability may be increased or decreased by the Lender at any time and from time to time in the exercise of its reasonable discretion. The Borrower consents to any such increases or decreases and acknowledges that decreasing the Receivables Availability and the Inventory Availability may limit or restrict Advances requested by the Borrower. The Lender shall give the Borrower five (5) days prior written notice of its intention to decrease the Receivables Availability and the Inventory Availability.

                          2.2     Revolving Advances; Foreign Receivables
Agreement. (a) Subject to the terms and conditions set forth in this Agreement, the Lender will make Revolving Advances to the Borrower in aggregate amounts outstanding at any time equal to the lesser of (x) the Maximum Revolving Advance Amount minus the aggregate amount of outstanding Letters of Credit or (y) the Receivables Availability plus the Inventory Availability plus the available stated amount of the Support Letter of Credit minus the aggregate amount of outstanding Letters of Credit. The Revolving Advances shall be evidenced by the secured promissory note ("Revolving Credit Note") attached hereto as Exhibit 2.2. The Borrower shall submit a Borrowing Base Certificate to the Lender, in form and substance and with such frequency, as more fully described in Section 4.15(e) below, to include such calculations, in each instance that the Lender may deem necessary or desirable in order to verify whether the Borrower is in compliance with the preceding limitations pertaining to Revolving Advances.

                                  (b)      The Borrower, one or more of the
Subsidiaries and the Lender or a factor located in the country in which such Subsidiary is located shall, concurrently with or subsequent to the signing and delivery of this Agreement, enter into, among other agreements, foreign receivables agreements satisfactory in form and substance to the Lender (the "Foreign Receivables Agreements") pursuant to which Receivables of Foreign Origin can be factored or managed by such a local factor and such local factor shall agree to act pursuant to the Lender's instructions concerning certain matters pertaining thereto.

                          2.3     Procedure for Revolving Advances Borrowing.
The Borrower may notify the Lender prior to 12:00 noon on a Business Day of its request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest, fees or as other charges under this Agreement, any Ancillary Agreement or any other agreement with the Lender, or with respect to any other Obligation, become due, or if sums are expended by the Lender due to the Borrower's failure to perform or comply with its obligations under this Agreement including, without limitation, the Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, the Borrower shall repay such sums to the Lender and same shall be deemed a request by the Borrower for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

                          2.4     Disbursement of Advance Proceeds.  All
Advances shall be disbursed from the Payment Office or any other office or other place the Lender may designate from time to time and, together with any and all other Obligations of the Borrower which are due to the Lender, shall be charged to the Borrower's account on the Lender's books. During the Term, the Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by the Borrower or deemed to have been requested by the Borrower under Section 2.3 hereof shall, with respect to requested Revolving Advances to the extent the Lender makes such Revolving Advances, be made available to the Borrower on the day so requested by way of credit to the Borrower's operating account at such bank as the Borrower may designate following notification to the Lender, in immediately available federal or other immediately available funds or, with respect to Revolving Advances deemed to have been requested, be disbursed to the Lender in payment of outstanding Obligations.

                    2.5     Sale of Receivables; Accounts Receivable Management.

                                  (a)      The Borrower hereby assigns and
sells to the Lender, as absolute owner, and the Lender hereby purchases from the Borrower all Receivables now existing and created on and after the date hereof, which arise from the Borrower's sale of merchandise or rendition of services.

                                  (b)      The Lender shall not assume the
Credit Risk or any other risk on any Receivables, it being understood that the commission payable by the Borrower to the Lender under Section 3.5(c) is in consideration of the accounts receivable management and record keeping services to be performed by the Lender and by others under the Foreign Receivables Agreements and not in consideration of the assumption of Credit Risk or other risk by the Lender. Accordingly, all Receivables shall be purchased by or assigned to the Lender with full recourse to the Borrower in the event of non-payment thereof for any reason whatsoever and the Lender may charge back to the Borrower's account the amount of any Receivable that is not paid on its due date. The procedure manual the Lender has delivered to the Borrower describes the Lender's current practices and procedures regarding its accounts receivable management and record keeping services. The Lender reserves the right to vary such practices and procedures from time to time in its sole discretion. The Lender's liability to the Borrower for any alleged failure on the Lender's part to provide adequate accounts receivable management and record keeping services shall be expressly limited to a refund of commissions paid by the Borrower during the period of such alleged failure and the Lender shall have no liability of any kind whatsoever for consequential or other damages or penalties based upon any such alleged failure on the Lender's part.

                                  (c)      The purchase price of Receivables
shall be the Net Face Amount thereof less the Lender's commission described in
Section 3.5(c). The purchase price will be credited to the Borrower's account and remitted to the Borrower on the Settlement Date. The Lender may deduct from the amount payable to the Borrower on any Settlement Date reserves for all Obligations then chargeable to the Borrower's account and Obligations which in the Lender's sole judgment may be chargeable to the Borrower's account thereafter.

                          2.6     Term Loan.  Subject to the terms and
conditions contained herein and in the Ancillary Agreements, the Lender will make a term loan to the Borrower in the sum of $3,400,000 ("Term Loan"). The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as provided in this Section, subject to acceleration upon the occurrence of an Event of Default hereunder or termination of this Agreement, and shall be evidenced by and subject to the terms and conditions set forth in a secured promissory note in substantially the form of the note attached hereto as Exhibit 2.6 ("Term Loan Note"). Payments of the principal of the Term Loan will be made in equal monthly amounts on the last day of each month commencing with the month in which the Closing occurs, each in the amount of $56,667.00, for thirty five months with the unpaid principal balance of $1,416,655 payable in full on the Maturity Date. Interest on the Term Loan shall be paid as provided in Section 3.1 hereof.

                          2.7     Cap Ex Loans.  Subject to the terms and
conditions contained herein and in the Ancillary Agreements, the Lender shall make loans to the Borrower not more often than monthly (the "Cap Ex Loans") up to an amount equal to the lesser of (a) $3,500,000 or (b) 80% of the cash purchase price to the Borrower of new Equipment (the "Cap Ex Facility"), exclusive of fees, commissions, freight, taxes, installation charges and software costs related to such new Equipment. No more than $1,500,000 of the Cap Ex Loans may be borrowed in any one fiscal year and no less than $250,000 of the Cap Ex Loan may be borrowed by the Borrower at any one time. Cap Ex Loans shall be advanced by the Lender to the Borrower upon the Borrower's request together with such information as the Lender may reasonably require including verification (x) of the cash purchase price of the new Equipment for which the Cap Ex Loan is then being advanced, exclusive of fees, commissions, freight, taxes, installation charges and software related to such new Equipment and (y) that the Borrower has made, or will make, during its then current fiscal year and not earlier than 60 days prior to the date of the Advance of the Cap Ex Loan so requested capital expenditures in each case in amounts no more than the amount permitted under Section 7.6. The Cap Ex Loan shall be subject to acceleration upon the occurrence of an Event of Default hereunder or termination of this Agreement. The Borrower shall pay the principal balance of each Advance of the Cap Ex Loan monthly on the last day of each month in an amount equal to one sixtieth (1/60) of the original principal amount of such Advance of the Cap Ex Loan, and the Borrower shall pay the unpaid principal balance of the Cap Ex Loan in full on the Maturity Date. The Cap Ex Loan shall be evidenced by and subject to the terms and conditions set forth in a secured promissory note in substantially the form of the note attached hereto as Exhibit 2.7 (the "Cap Ex Note"). Interest on the Cap Ex Loan shall be paid as provided in Section 3.1 hereof.

                          2.8     Repayment of Advances; Mandatory Prepayment.

                                  (a)  The Advances shall be due and payable in
full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan and the Cap Ex Loan shall be due and payable as provided in Sections 2.6 and 2.7 hereof and in the Term Note and the Cap Ex Note, respectively.

                                  (b)      The Borrower shall prepay the Term
Loan on or prior to November 30, 1998 and on or prior to each November 30 thereafter during the Term in an amount equal to 50% of the Excess Cash Flow, if any, of the Borrower for the fiscal year ending on the last Saturday in the August next preceding such November 30. Such prepayments shall be applied to the principal installments due under the Term Loan in inverse order of maturity.

                                  (c)      Any amounts drawn by the Lender
under the Support Letter of Credit shall be applied first to repay Revolving Advances and then to the other Obligations in such order as the Lender may determine.

                                  (d)      The Borrower recognizes that the
amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the Lender on the date received. In consideration of the Lender's agreement to conditionally credit the Borrower's account as of the Business Day on which the Lender receives those items of payment, the Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by the Lender on account of the Obligations two (2) Business Days after confirmation to the Lender by the Blocked Account bank or the Depository Account bank as provided for in Section 4.15(h), that such items of payment have been collected in good funds and finally credited to the Lender's account. The Lender is not, however, required to credit the Borrower's account for the amount of any item of payment which is unsatisfactory to the Lender and the Lender may charge the Borrower's account for the amount of any item of payment which is returned to the Lender unpaid.

                                  (e)      All payments of principal, interest
and other amounts payable hereunder, or under any of the Ancillary Agreements shall be made to the Lender at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in Federal or other funds immediately available to the Lender. The Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging the Borrower's account or by making Advances as provided in Section 2.4 hereof.

                                  (f)      The Borrower shall pay principal,
interest, and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

                          2.9     Repayment of Excess Advances.  The aggregate
balance of Advances outstanding at any time in excess of the maximum advances permitted as the Formula Amount under Section 2.1 hereof shall be immediately due and payable without the necessity of any demand, at the Payment Office or another place designated by the Lender, whether or not an Incipient Event of Default or Event of Default has occurred.

                          2.10    Statement of Account.  The Lender shall
maintain, in accordance with its customary procedures, a loan account in the name of the Borrower in which shall be recorded the date and amount of each Advance made by the Lender and the date and amount of each payment in respect thereof including the date and amount of each Letter of Credit outstanding; provided, however, the failure by the Lender to record the date and amount of any Advance shall not adversely affect the Lender. For each month, the Lender shall send to the Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between the Lender and the Borrower, during such month. The monthly statements shall be deemed correct and binding upon the Borrower in the absence of manifest error and shall constitute an account stated between the Lender and the Borrower unless the Lender receives a written statement of the Borrower's specific exceptions thereto within thirty (30) days after such statement is received by the Borrower. The records of the Lender with respect to the loan account shall be conclusive evidence of the amounts of Advances and other changes thereto and of payments applicable thereto, absent manifest error.

                          2.11    Letters of Credit.  Subject to the terms and
conditions hereof, the Lender shall issue or cause the issuance of Letters of Credit ("Letters of Credit") provided, however, that the Lender will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of the outstanding Revolving Advances plus outstanding Letters of Credit to exceed the Maximum Revolving Advance Amount. The face amount of all outstanding Letters of Credit shall not exceed $500,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Advance Rate. Letters of Credit that have not been drawn upon shall not bear interest. Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit Financing Supplement attached hereto as Exhibit 2.11.

                          2.12    Issuance of Letters of Credit.

                                  (a)      The Borrower may request the Lender
to issue or cause the issuance of a Letter of Credit by delivering to the Lender at the Payment Office, the Lender's standard form of Letter of Credit Financing Supplement together with the Lender's or the Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") completed to the satisfaction of the Lender; and, such other certificates, documents and other papers and information as the Lender may reasonably request.

                                  (b)      Each Letter of Credit shall, among
other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six months after such Letter of Credit's date of issuance and in no event later than fifteen (15) days before the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revisions thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

                         2.13    Requirements For Issuance of Letters of Credit.

                                  (a)      In connection with the issuance of
any Letter of Credit, the Borrower shall indemnify, save and hold the Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by the Lender, and expenses and reasonable attorneys' fees incurred by the Lender arising out of, or in connection with, any Letter of Credit to be issued or created for the Borrower. The Borrower shall be bound by the Lender's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for the Borrower's account, although this interpretation may be different from the Borrower's own;, and, neither the Lender, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether by omission or commission, in following the Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in creating or paying any Letter of Credit, except for the Lender's or such correspondents' willful misconduct.

                                  (b)      The Borrower shall authorize and
direct any bank which issues a Letter of Credit to name the Borrower as the "Account Party" therein and to deliver to the Lender all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely upon the Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                                  (c)      In connection with all Letters of
Credit issued or created by the Lender under this Agreement, the Borrower hereby appoints the Lender, or its designee, as the Borrower's attorney, with full power and authority (a) to sign and/or endorse the Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances;
(b) to sign the Borrower's name on bills of lading; (c) to clear Inventory through Customs in the name of the Borrower or the Lender or the Lender's designee, and to sign and deliver to Customs Officials powers of attorney in the name of the Borrower for such purpose; and (d) to complete in the Borrower's name or the Lender's, or in the name of the Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither the Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for the Lender's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                          2.14    All Advances to Constitute One Obligation.
All Advances including Letters of Credit shall constitute one general obligation of Borrower, and shall be secured by the

Lender's Lien upon all of the Collateral, and by all other Liens now or at any time or times hereafter granted by the Borrower or its Subsidiaries to the Lender in respect thereof.

                 III.   INTEREST AND FEES.

                          3.1     Interest.  (a)  Except as modified by Section
3.1(b) below, interest on Revolving Advances and other Loans shall be payable in arrears on the last day of each month. Interest payments hereunder may, at the Lender's option be charged by the Lender to the Borrower's account. Interest charges shall be computed on the unpaid balance of the Revolving Advances and other Advances for each day they are outstanding at a rate per annum equal to (i) with respect to Revolving Advances, the Revolving Advance Rate and (ii) with respect to the Term Loan and the Cap Ex Loan, the Term Loan Rate. In the event that, in the Lender's sole discretion, the aggregate amount of Revolving Advances exceeds the Advance Rates for five (5) or more days in any month during the Term, the average daily balance of Revolving Advances in that month shall bear interest at the Overadvance Rate.

                          Upon three (3) days notice from the Borrower to the
Lender, a portion of the Revolving Advances designated by the Borrower shall bear interest at the Revolving Advance Rate based on LIBOR, provided, that loans bearing interest based upon LIBOR shall not exceed sixty percent (60%) of the total amount of the Revolving Advances. The Lender may apply payments by the Borrower of Revolving Advances to that portion of the Revolving Advances bearing interest based upon LIBOR in order to maintain such portion at not in excess of sixty percent (60%) of the total amount of Revolving Advances. The Borrower shall not have an option to use a LIBOR based rate for Revolving Advances upon the occurrence and during the continuance of any Event of Default and during any period in which the aggregate amount of the Revolving Advances exceeds the sum of the Receivables Availability and the Inventory Availability.

                                  (b)      Absent an Incipient Event of Default
or an Event of Default, the Revolving Advance Rate will be reduced by one quarter of one percent (0.25%) (i) if, during the Borrower's fiscal year immediately preceding the first anniversary of the Closing, the ratio in the Borrower's audited financial statements for such fiscal year of Indebtedness to EBITDA does not exceed 2.6 to 1, and (ii) if, during the Borrower's fiscal year immediately preceding the second anniversary of the Closing, the ratio in the Borrower's audited financial statements for such fiscal year of Indebtedness to EBITDA does not exceed 1.5 to 1. Any such reduction in the Revolving Advance Rate will be effective for Advances made during the period commencing on the anniversary date of the Closing immediately following the fiscal year or years of the Borrower during which the Borrower satisfied the test set forth in the preceding sentence and shall be implemented by the Lender within 60 days after the later of (x) the anniversary of the Closing next following the fiscal year involved and (y) receipt by the Lender of the audited financial statements of the Borrower for the fiscal year involved.

                          If the test in the preceding paragraph is achieved by
the Borrower during the fiscal year immediately preceding the first anniversary of the Closing and the Revolving Advance Rate is reduced and if the test specified in the preceding paragraph for the fiscal year immediately preceding the second anniversary of the Closing is not met by the Borrower, the Lender may, in its sole discretion, eliminate the reduction in the Revolving Advance Rate within sixty (60) days after the second anniversary of the Closing and, effective at the end of such fiscal year immediately preceding such second anniversary, the Revolving Advance Rate shall be increased to such rate on the date of this Agreement.

                                  (c)      Upon the occurrence and during the
continuance of an Event of Default and after the Maturity Date, interest on all Advances shall be payable at the Default Rate.

                          3.2     Letter of Credit Fees.  The Borrower shall
pay the Lender (i) for issuing or causing the issuance of a Letter of Credit, a fee equal to one-quarter of one percent (0.25%) per month of the original and each increase in the face amount thereof for each 120 days or part thereof of its term (such fees being referred to as "Letter of Credit Fees"), and (ii) the Bank's other customary charges payable in connection with Letters of Credit, as in effect from time to time (which charges shall be furnished to the Borrower by the Lender upon request). In the event the aggregate amount of Revolving Advances exceeds the Inventory Availability and the Receivables Availability for five (5) or more days in any month during the Term, the Letter of Credit Fees shall increase by one-eighth of one percent (0.125%) during such month. Such fees and charges shall be payable in the case of any Letter of Credit, on its opening and upon each increase in the outstanding amount thereof, at the time of each increase in face amount thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Bank's prevailing charges for that type of transaction. The Borrower shall also pay in connection with issuance of a Letter of Credit the fees and charges specified in the Letter of Credit Financing Supplement to this Agreement. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                          3.3     Closing Fee.  Upon the execution of this
Agreement, the Borrower shall pay to the Lender a closing fee of $220,000 less that portion of the commitment fee of $100,000 heretofore paid by the Borrower to the Lender remaining after application, if any, of such commitment fee to those Lender's costs and expenses which the Borrower is to pay hereunder.

                          3.4     Audit Fee.  The Borrower shall pay to the
Lender on the first day of each month following any month in which the Lender performs any field examination, collateral analysis or other business analysis, the need for which is to be determined by the Lender and which examination or analysis is undertaken by the Lender or for the Lender's benefit - an audit fee in an amount equal to the Lender's then standard per diem rate for each person employed to perform such examination or analysis, plus all costs and disbursements incurred by the Lender and the person performing such examination or analysis plus all third Person fees incurred by the Lender in connection therewith.

                          3.5     Other Fees.

                                  (a)      Early Termination Fee.  The Borrower
shall pay to the Lender an early termination fee as specified in Section 13.1 if the Borrower terminates this Agreement prior to the end of the Term.

                                  (b)      Unused Line Fee.  In the event that
the average closing daily unpaid balances of all Revolving Advances hereunder (including Letters of Credit) during any calendar month in the Initial Term or in each year during any extension of the Term under Section 13.1 is less than the Maximum Revolving Advance Amount, the Borrower shall pay to the Lender a fee ("Unused Line Fee") at a rate per annum equal to one-half of one percent (0.5%) on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be charged to the Borrower's account on the first day of each month with respect to the prior month and on the Termination Date.

                                  (c)      Commission.

                                        (i)     Domestic Commission.  The
Borrower shall pay to the Lender monthly, on the fifteenth day of each month, a commission at the rate of one-quarter of one percent (0.25%) of the gross face amount of each invoice arising during the preceding month evidencing (A) Eligible Foreign Receivables of the Borrower backed by letters of credit and
(B) Receivables of the Borrower from (1) Customers located in one of the 50 states of the United States and (2) Foreign Customers purchasing in cash sales and in cash on delivery sales.

                                        (ii)    Foreign Commission.  The
Borrower shall pay to the Lender monthly, on the fifteenth day of each month,
(x) a commission at the rate of two percent (2%) of the gross face amount of each invoice arising during the preceding month evidencing a Foreign Receivable other than those Foreign Receivables referred to in (c)(i)(A) and (B)(2) above plus (y) an additional one-quarter of one (0.25%) percent of the gross face amount of each such invoice for each additional thirty (30) days or part thereof that such Receivable is due beyond ninety (90) day terms minus (z) the cost of Credit Insurance which is provided and paid for by the Borrower on a Foreign Receivable evidenced by such an invoice which is covered by such Credit Insurance, not exceeding eight-tenths of one percent (0.08%) of the gross face amount of such invoice. The Lender's commission on each invoice evidencing such a Receivable hereunder shall not, in any event, be less than $5.00.

                                        (iii)   Notwithstanding anything
contained in the foregoing subsection (ii) to the contrary, the aggregate amount of Foreign Receivables with respect to which the Borrower shall be obligated to pay commissions under subsection (ii) hereunder and which the Borrower shall be obligated to sell and assign to the Lender hereunder ("Volume") shall not be less than (A) the Minimum Term Volume during the Term, without regard to any extension of the Term under Section 13.1 (the "Initial Term") (or that part of the Initial Term during which this Agreement is in effect in the event of termination prior to the end of the Initial Term (the "Partial Contract Term")), and (B) the Minimum Annual Volume for each year during the Initial Term and any extension of the Term under Section 13.1 (a "Contract Year") (or that part of the last Contract Year during which this Agreement is in effect in the event of termination prior to the end of a Contract Year (a "Partial Last Year"). In the event the Volume during any Contract Year or Partial Last Year, as applicable, is less than the Minimum Annual Volume, then the Borrower shall pay to the Lender on demand (and the Lender may charge the Borrower's account therefor) an amount equal to the amount by which the commission on the Minimum Annual Volume exceeds such commission paid under subsection (ii) on the Volume for the Contract Year or Partial Last Year, as may be applicable. In the event the Volume during the Contract Term or Partial Contract Term, as applicable, is less than the Minimum Term Volume, the Borrower shall pay to the Lender on demand (and the Lender may charge the Borrower's account therefor) an amount equal to the amount by which such commission under subsection (ii) on the Minimum Term Volume exceeds such commission paid (including any minimum volume charges theretofore paid) on the Volume for the Contract Term or Partial Contract Term, as may be applicable. The foregoing amounts which the Borrower is to pay to the Lender are hereinafter referred to as "Minimum Volume Charges." The Lender shall compute the Minimum Volume Charges on a calendar quarterly basis and may charge the Borrower's account for the same on the first day of the month following the end of such calendar quarter or on the first day of the month following the effective date of termination of this Agreement in the case of a Partial Contract Term or Partial Last Year.

                                  (d)      Matured Funds.  On the last day of
each month during the Term, the Lender shall credit the Borrower's account with interest at the Matured Funds Rate in effect during such month on the average daily balance during such month of any amounts payable by the Lender to the Borrower hereunder (as confirmed by appropriate credit to the Borrower's account with the Lender) which are not drawn by the Borrower on the Settlement Date, while held by the Lender after the Settlement Date.

                          3.6     Computation of Interest and Fees.  Interest
and fees payable to the Lender hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

                          3.7     Maximum Charges.  In no event whatsoever
shall interest and other amounts charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Lender has received interest and other Charges hereunder in excess of the highest rate applicable hereto, such excess interest shall be first applied to any unpaid principal balance owed by the Borrower, and if the then remaining excess interest is greater than the previously unpaid principal balance, the Lender shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

                          3.8     Increased Costs.  In the event that any
applicable law, treaty or regulation of any Governmental Authority, or any change therein or in the interpretation or application thereof, or compliance by the Lender (for purposes of this Section 3.8, the term "Lender" shall include the Lender or any Person controlling the Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority,:

                                  (a)      subjects the Lender to any tax of
any kind whatsoever with respect to this Agreement or any Advance or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable hereunder or under any Ancillary Agreements (except for changes in the rate of tax on the overall net income of the Lender by the jurisdiction in which it maintains its principal office);

                                  (b)      imposes, modifies or holds
applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                                  (c)      imposes on the Lender any other
condition with respect to this Agreement, any Ancillary Agreements or any other Advances;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its Advances hereunder by an amount that the Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that the Lender deems to be material, then, in any case the Borrower shall promptly pay the Lender, upon its demand, such additional amount as will compensate the Lender for such additional cost or such reduction, as the case may be. The Lender shall certify the amount of such additional cost or reduced amount to the Borrower, and such certification shall be conclusive absent manifest error.

                          3.9     Capital Adequacy.

                                  (a)      In the event that the Lender shall
have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (for purposes of this Section 3.9, the term "Lender" shall include the Lender or any Person controlling the Lender) or the office or branch where the Lender (as so defined) makes or maintains any Advances with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then, from time to time, the Borrower shall pay upon demand to the Lender such additional amount or amounts as will compensate the Lender for such reduction. In determining such amount or amounts, the Lender may use any reasonable averaging attribution methods.

                                  (b)      A certificate of the Lender setting
forth such amount or amounts as shall be necessary to compensate the Lender as specified in this Section 3.9 shall be delivered to the Borrower and shall be conclusive absent manifest error.

                          3.10    Protection; Survival.   (a) The protection of
Sections 3.8 and 3.9 shall be available to the Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

                                  (b) The obligations of the Lender and the
Borrower under Sections 3.7, 3.8, and 3.9 shall survive termination of this Agreement and the Ancillary Agreements and payment in full of the Obligations.

                 IV.  COLLATERAL: GENERAL TERMS

                          4.1     Lien in the Collateral.  To secure the prompt
payment and performance to the Lender of the Obligations, (a) the Borrower hereby assigns, pledges and grants to the Lender a continuing Lien in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, subject to the provision by the Borrower of separate Ancillary Agreements (including those described in Section 4.2) to grant to the Lender Liens in the Real Property, Leasehold Interests and certain other Collateral and (b) the Borrower is delivering to the Lender the Support Letter of Credit. The Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Lender's Lien and shall cause its financial statements to reflect such Lien.

                          4.2     Perfection of Lien.  The Borrower shall take
all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Lender's Lien in the Collateral or to enable the Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers,
(iii) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking, in such manner as the Lender may specify, any and all chattel paper, instruments, letters of credits and advances thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehouse, lockbox and other custodial arrangements satisfactory to the Lender, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Lender's Lien under the Uniform Commercial Code or other applicable law. All charges, expenses and fees the Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Borrower's account and added to the Obligations, or at the Lender's option, shall be paid by the Borrower to the Lender immediately upon demand.

                          4.3     Disposition of Collateral.  The Borrower
shall (and shall cause each of its Subsidiaries to) safeguard and protect all Collateral for the Lender's account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $50,000 and only to the extent that (i) the proceeds for any such disposition are used to acquire replacement Equipment which is subject to the Lender's first priority Lien or (ii) the proceeds of which are remitted to the Lender as a prepayment on the principal of the Term Loan in inverse order of maturity.

                          4.4     Preservation of Collateral.  Following the
occurrence of an Incipient Event of Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, the Lender: (a) may at any time take such steps as the Lender deems necessary to protect the Lender's interest in and to preserve the Collateral, including the hiring of such security guards for the placing of such security protection measures as the Lender may deem appropriate; (b) may employ and maintain at any of the Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the Lender's interests in the Collateral; (c) may lease warehouse facilities to which the Lender may move all or part of the Collateral; (d) may use any of the Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower's owned or leased property. The Borrower shall cooperate fully with all of the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may direct.
All of the Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Borrower's account and added to the Obligations.

                          4.5     Ownership of Collateral.     (a) the Borrower
(or a Subsidiary, as the case may be) is or, as to Collateral hereof to be acquired, shall be, the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first Lien in each an every item of the Collateral to the Lender; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens whatsoever; (b) each Ancillary Agreement executed by the Borrower or by any Subsidiary or delivered to the Lender in connection with this Agreement shall be in full force and effect; (c) all signatures and endorsements of the Borrower or any Subsidiary that appear on such documents and agreements shall be genuine and the Borrower and the Subsidiaries shall have full capacity to execute same; and (d) the Borrower's Equipment and Inventory is located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of the Lender except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

                          4.6     Defense of Lender's Interests.  Until payment
and performance in full of all of the Obligations and termination of this Agreement and all obligations of the Lender to make advances hereunder, the Lender's Lien and interests in the Collateral shall continue in full force and effect. The Borrower shall defend the Lender's Lien and interests in the Collateral against any and all Persons whatsoever. At any time following demand by the Lender for payment of all Obligations, the Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If the Lender exercises this right to take possession of the Collateral, the Borrower shall, upon demand, assemble it in the best manner possible and make it available to the Lender at a place reasonably convenient to the Lender. In addition, with respect to all Collateral, the Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. After the occurrence and during continuance of an Event of Default, the Borrower shall, and the Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Lender holds a Lien to deliver same to the Lender and/or subject to the Lender's order and, if they shall come into the Borrower's possession, they, and each of them, shall be held by the Borrower in trust as the Lender's trustee, and the Borrower will immediately deliver them to the Lender in their original form together with any necessary endorsement.

                          4.7     Books and Records.  The Borrower (a) shall
keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. Determinations pursuant to this Section shall be made in accordance with GAAP.

                          4.8     Financial Disclosure  The Borrower hereby
irrevocably authorizes and directs the Independent Accountants and all other accountants and auditors employed by the Borrower at any time during the Term to exhibit and deliver to the Lender copies of any of the Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to the Lender any information such accountants may have concerning the Borrower's financial status and business operations. The Borrower hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to the Borrower, whether made by the Borrower or otherwise.

                          4.9     Compliance with Laws.  The Borrower and its
Subsidiaries shall comply in all material respects with all acts, rules, regulations and orders of any Governmental Authority applicable to the Collateral or any part thereof or to the operation of the business of the Borrower and its Subsidiaries.

                          4.10    Inspection of Premises, Receivables, etc.  At
all reasonable times during business hours the Lender and its agents shall have full access to and the right to audit, check, inspect and make abstracts and copies from the Borrower's and the Subsidiaries' books, records, audits, correspondence and all other papers relating to the Collateral and the operation of the Borrower's and the Subsidiaries' businesses, including without limitation, verification of Receivables. The Lender and its agents may enter upon any of the Borrower's and the Subsidiaries' premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of the Borrower's and the Subsidiaries' businesses. So long as no Event of Default or Incipient Event of Default has occurred and is continuing and the result of the Lender's audits and inspections are satisfactory to it, the Lender shall conduct such audits and inspections no more than four times during the first year of the Term and no more than three times per year for each year of the Term thereafter.

                          4.11    Insurance.  The Borrower shall bear the full
risk of loss from any loss of any nature whatsoever with respect to the Collateral. At the Borrower's own cost and expense in amounts and with carriers acceptable to the Lender, the Borrower shall (a) keep all properties in which the Borrower and the Subsidiaries has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards as is customary in the case of companies engaged in businesses similar to the businesses of the Borrower and the Subsidiaries including, without limitation, business interruption insurance; (b) maintain insurance in such amounts as is satisfactory to the Lender insuring against larceny, embezzlement or other criminal misappropriation of an insured's officers and employees who may, either singly or jointly, with others at any time have access to the assets or funds of the Borrower or the Subsidiaries through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such workmen's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Borrower or the Subsidiaries are engaged in business; (e) furnish the Lender with (i) copies of all policies and evidence of the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to the Lender, naming the Lender as loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a),
(b) and (c) above, and providing (A) that all proceeds thereunder shall be payable to the Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to the Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by the Lender and the Borrower to make payment for such loss to the Lender and not to the Borrower and the Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to the Borrower and the Lender jointly, the Lender may endorse the Borrower's name thereon and do such other things as the Lender may deem advisable to reduce the same to cash. The Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), (b) and (c) above. All loss recoveries received by the Lender upon any such insurance shall be applied to the Obligations, in such order as the Lender in its sole discretion shall determine. Any surplus shall be paid by the Lender to the

Borrower or applied as may be otherwise required by law. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, the Lender shall remit to the Borrower insurance proceeds received by the Lender during any calendar year under insurance policies procured and maintained by the Borrower which insure the properties of the Borrower and the Subsidiaries to the extent such insurance proceeds do not exceed $50,000 in the aggregate during such calendar year or $25,000 per occurrence. In the event the amount of insurance proceeds received by the Lender for any occurrence exceeds $25,000, then the Lender shall not be obligated to remit the insurance proceeds to the Borrower unless the Borrower shall provide the Lender with evidence reasonably satisfactory to the Lender that the insurance proceeds will be used by the Borrower to repair, replace or restore the insured property which was the subject of the insurable loss. In the event the Borrower has previously received (or, after giving effect to any proposed remittance by the Lender to the Borrower would receive) insurance proceeds which equal or exceed $50,000 in the aggregate during any calendar year, then the Lender may, in its sole discretion, either remit the insurance proceeds to the Borrower upon the Borrower providing the Lender with evidence reasonably satisfactory to the Lender that the insurance proceeds will be used by the Borrower to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of the Lender to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Incipient Event of Default shall then have occurred, and (y) the Borrower shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

                          4.12    Failure to Pay Insurance.  If the Borrower
fails to obtain insurance as hereinabove provided, or to keep the same in force, the Lender, in its sole discretion, may obtain such insurance and pay the premium therefor for the Borrower's account, and charge the Borrower's account therefore and such premium so paid shall be part of the Obligations.

                          4.13    Payment of Taxes.  The Borrower shall pay,
when due, all taxes, assessments and other Charges or Claims lawfully levied or assessed upon the Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, old age benefits, withholding, and sales taxes. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between the Borrower and the Lender which the Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any Claim shall be made which, in the Lender's opinion, may possibly create a valid Lien on the Collateral, the Lender may without notice to the Borrower pay the taxes, assessments or Liens and the Borrower hereby indemnifies and holds the Lender harmless in respect thereof. The Lender will not pay any taxes, assessments, Liens and other Charges to the extent that the Borrower has contested or disputed those Liens and other Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding, provided that any related tax lien is stayed and sufficient reserves are established to the satisfaction of the Lender to protect the Lender's Lien on the Collateral. The amount of any payment by the Lender under this Section 4.13 shall be charged to the Borrower's account as a Revolving Advance and added to the Obligations and, until the Borrower shall furnish the Lender with an indemnity therefore (or supply the Lender with evidence satisfactory to the Lender that due provision for the payment thereof has been made), the Lender may hold without interest any balance standing to the Borrower's credit and the Lender shall retain its Lien in any and all Collateral held by the Lender.

                          4.14    Payment of Leasehold Obligations.  The
Borrower and the Subsidiaries shall at all times pay, when and as due, its rental obligations under all leases under which each of them is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the Lender's request will provide evidence of having done so.

                          4.15    Receivables.

                                  (a)      Nature of Receivables.  Each of the
Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale or lease and delivery of goods upon stated terms of the Borrower or a Subsidiary, or work, labor or services theretofore rendered by the Borrower or a Subsidiary and as of the date each Receivable is created, same shall be due and owing without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Borrower to the Lender.

                                  (b)      Solvency of Customers.  Each
Customer, to the best of the Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which such Customer is obligated in full when due.

                                  (c)      Location of Borrower.  The Borrower's
chief executive office is located at 12500 San Pedro Avenue,

Suite 500, San Antonio, Texas 78216. Until written notice is given to the Lender by the Borrower of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                                  (d)      The Borrower and its Subsidiaries
shall not, without the Lender's consent, compromise or adjust any Receivables aggregating more than $100,000 (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of the Borrower and its Subsidiaries.

                                  (e)      Notification of Assignment of
Receivables; Borrowing Base Certificate, etc. At any time following the occurrence of an Event of Default or an Incipient Event of Default, the Lender shall have the right to send notice of the assignment of, and the Lender's Lien in, the Borrower's Receivables to any and all Customers or any third Person holding or otherwise concerned with any of the Collateral. Thereafter, the Lender shall have the sole right to collect the Receivables and take possession of the other Collateral and the salaries of any collection personnel used for collection, may be charged to the Borrower's account and added to the Obligations. The Lender or its agent shall notify Customers of the Receivables of Foreign Origin of Tristar Mexico and Tristar Brazil of the Lender's Lien therein and the Lender or its agent shall have the sole right to collect such Receivables.

                 Unless and until the Lender notifies Customers of its Lien in the Receivables, the Borrower shall instruct all of its Customers to make payments on account of Receivables to an account under the Lender's dominion and control at such bank as the Lender may designate, as provided by the terms of Section 4.15(h). To the extent the Borrower receives any payments on account of Receivables, it shall hold such payments for the Lender's benefit in trust as the Lender's trustee and immediately deliver them to the Lender in their original form with all necessary endorsements or, deposit such payments as directed by the Lender pursuant to Section 4.15(h) hereof. The Lender will credit (conditional upon final collection) all such payments to the Borrower's account on the Settlement Date. Promptly after the creation of any Receivables, the Borrower shall provide the Lender with schedules describing all Receivables created or acquired by the Borrower and shall execute and deliver confirmatory written assignments of such Receivables to the Lender, but the Borrower's failure to execute and deliver such schedules or written confirmatory assignments of such Receivables shall not affect or limit the Lender's Lien or other rights in and to the Receivables. The Borrower shall furnish, at the

Lender's request, copies of contracts, invoices or the equivalent, and any original shipping and delivery receipts for all merchandise sold or services rendered and such other documents and information as the Lender may require. All of the Borrower's invoices shall bear the terms stated on the applicable customer order, and no change from the original terms of such customer order shall be made without the prior written consent of the Lender.

                 The Borrower shall provide the Lender on a monthly (within fifteen (15) days after the end of each month), or more frequent basis, as requested by the Lender, a summary report of the Borrower's current Inventory, certified as true and accurate by the Borrower's President or Chief Financial Officer, as well as an aged trial balance of the Borrower's existing accounts payable. The Borrower shall provide the Lender, as requested by the Lender, such other schedules, documents and/or information regarding the Collateral as the Lender may require. Without limiting the foregoing, the Borrower shall provide to the Lender (a) daily, a report of sales, collections and debits and credits to Customer Accounts, (b) weekly, a report of unissued credits to Customer Accounts and (c) monthly, a borrowing base certificate ("Borrowing Base Certificate"), each of which must be in form and substance acceptable to the Lender; provided, that, following the occurrence of an Event of Default or Incipient Event of Default, such a report of unissued credits and a Borrowing Base Certificate shall be provided on such more frequent basis as is requested by the Lender. The Borrowing Base Certificate shall certify to the Lender, and shall contain sufficient information and calculations as the Lender may deem necessary or desirable, in order to verify any Receivables Availability, Inventory Availability, the applicable Formula Amount and whether or not Receivables and/or Inventory included therein are Eligible Receivables and/or Eligible Inventory. Without limiting the foregoing, a Borrowing Base Certificate must be executed and delivered by the Borrower to the Lender at the time of or prior to each request for Revolving Advances pursuant to Section
2.3. Each such Borrowing Base Certificate shall be delivered to the Lender at its Payment Office on each relevant Business Day.

                                  (f)      Power of Lender to Act on Borrower's
Behalf. The Lender shall have the right to receive, endorse, assign and/or deliver in the name of the Lender or the Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. The Borrower hereby constitutes the Lender or the Lender's designee as the Borrower's attorney with power (i) to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign the Borrower's name on any invoice or bill of lading relating to any of the Receivables; (iii) to sign verifications of Receivables, drafts against Customers and assignments of Receivables; (iv) to send verifications of Receivables to any Customer; (v) to sign the Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Lender to preserve, protect, or perfect the Lender's Lien or interest in the Collateral and to file same; (vi) to demand payment of the Receivables; (vii) to enforce payment of the Receivables by legal proceedings or otherwise; (viii) to exercise all of the Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (ix) to settle, adjust, compromise, extend or renew the Receivables; (x) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (xi) to prepare, file and sign the Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xii) to prepare, file and sign the Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xiii) to do all other acts and things deemed by the Lender necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved by the Borrower, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Lender shall have the right at any time to change the address for delivery of mail addressed to the Borrower to such address as the Lender may designate.

                                  (g)      No Liability.  The Lender shall not,
under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Incipient Event of Default, the Lender may, without notice or consent from the Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. The Lender is authorized and empowered to accept following the occurrence of an Event of Default or Incipient Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by the Borrower, all without discharging or in any way affecting the Borrower's liability hereunder.

                                  (h)      Establishment of a Lockbox Account,
Dominion Account. All proceeds of Receivables shall be deposited by the Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as the Lender may require pursuant to an arrangement with such bank as may be selected by the Borrower and be acceptable to the Lender. The Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to the Lender, either to any account maintained by the Lender at said bank or by wire transfer to appropriate account(s) of the Lender. All funds deposited in Blocked Accounts shall immediately become the property of the Lender and the Borrower shall obtain the agreement by such bank to waive any offset rights against the fund so deposited. The Lender assumes no responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, the Lender may establish depository accounts ("Depository Accounts") in the name of the Lender at a bank or banks for the deposit for such funds and the Borrower shall deposit all proceeds of Receivables or cause same to be deposited, in kind, in such Depository Accounts of the Lender in lieu of depositing same to the Blocked Accounts.

                          4.16    Inventory.  All Inventory has been, and will
be produced by the Borrower in accordance with the requirements of all Governmental Authorities therefor including without limitation the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

                          4.17    Maintenance of Equipment.  The Equipment
shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. The Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

                          4.18    Exculpation of Liability.  Nothing herein
contained shall be construed to constitute the Lender as the Borrower's agent for any purpose whatsoever, nor shall the Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender does not, whether by anything herein or in any assignment or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

                          4.19    Environmental Matters.  (a)  The Borrower
shall maintain the Real Property and the Leasehold Interests in substantial compliance with all Environmental Laws and it will not place or permit to be placed any Hazardous Substances on any Real Property except as is permitted by the appropriate Governmental Authorities.

                                  (b)      The Borrower will establish and
maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic review of such compliance.

                                  (c)      The Borrower will (i) employ in
connection with its use of the Real Property and the Leasehold Interests appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property and the Leasehold Interests only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. The Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by the Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property and the Leasehold Interests.

                                  (d)      In the event the Borrower obtains,
gives or receives notice of any Release of a reportable quantity of any Hazardous Substances at the Real Property or the Leasehold Interests (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property or the Leasehold Interests, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Leasehold Interests or the Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state or other agency responsible in whole or in part for environmental matters in the state or locality in which the Real Property or the Leasehold Interests are located or the United States Environmental Protection Agency (any such Person hereinafter the "Authority"), then the Borrower shall, within five (5) Business Days after the Environmental Complaint is given to the Borrower, give written notice of same to the Lender detailing facts and circumstances of which the Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow the Lender to protect its Lien in the Real Property or the

Leasehold Interests and is not intended to create nor shall it create any obligation upon the Lender with respect thereto.

                                  (e)      The Borrower shall promptly forward
to the Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by the Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between the Borrower and the Authority regarding such claims to the Lender until the claims are settled.
The Borrower shall promptly forward to the Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property or any Leasehold Interest that the Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow the Lender to protect the Lender's Lien in the Real Property, the Leasehold Interests and the Collateral.

                                  (f)      The Borrower shall respond promptly
to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral, Real Property or the Leasehold Interests to any Lien. If the Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or the Borrower shall fail to comply with any of the requirements of any Environmental Laws, the Lender may, but without the obligation to do so, for the sole purpose of protecting the Lender's interest in Collateral: (A) give such notices or (B) enter onto the Real Property or the Leasehold Interests (or authorize third Persons to enter onto the Real Property or the Leasehold Interests) and take such actions as the Lender (or such third Persons as directed by the Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Lender (or such third Persons) in the exercise of any such rights, including any sums pain in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Advances shall be paid upon demand by the Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement, any Ancillary Agreements or any other agreement between the Lender and the Borrower.

                                  (g)      Promptly upon the written request of
the Lender from time to time, the Borrower shall provide the Lender, at the Borrower's expense, with an Environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in to the Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property or the Leasehold Interests. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Lender. If such estimates, individually or in the aggregate, exceed $100,000, the Lender shall have the right to require the Borrower to post a bond, letter of credit or other security reasonably satisfactory to the Lender to secure payment of these costs and expenses.

                                  (h)      The Borrower shall defend and
indemnify the Lender and hold the Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by the Lender under or on account of any Environmental Laws, including without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property or the Leasehold Interests, whether or not the same originates or engages from the Real Property or the Leasehold Interests or any contiguous real estate, including any loss of value of the Real Property or the Leasehold Interests as a result of the foregoing except to the extent such loss, liability, damage and expenses is attributable to any Hazardous Discharge resulting from actions on the part of the Lender. The Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property or the Leasehold Interests, whether or not any Authority has taken or threatened any action in connection with the presence of any Hazardous Substances. The Borrower's obligation and the indemnifications hereunder shall survive the termination of this agreement.

                                  (i)      For purposes of this Section 4.19,
all references to Real Property shall be deemed to include all of the Borrower's right, title and interest in and to leased premises, whether or not part of the Leasehold Interests.

                 V.       REPRESENTATIONS AND WARRANTIES.

                          The Borrower represents and warrants to the Lender as
follows:

                          5.1     Authority; Enforceability.  The Borrower and
each Subsidiary has full power, authority and legal right to enter into this Agreement and the Ancillary Agreements to which it is a party, to borrow and grant Liens hereunder and thereunder and to perform all of its other obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Ancillary Agreements by the Borrower and each such Subsidiary party thereto are within the corporate powers of the Borrower and each such Subsidiary, have been duly authorized, are not in contravention of law or the terms of the by-laws, certificate of incorporation or other applicable documents relating to the formation of the Borrower and each such Subsidiary or to the conduct of the business of the Borrower and each such Subsidiary or of any material agreement or undertaking to which the Borrower or each such Subsidiary is a party or by which they are bound, and will not conflict with nor result in any breach in any of the provisions of, or constitute (alone or with notice, or lapse of time, or both) a default under or result in the creation of any Lien, upon any asset of the Borrower or any such Subsidiary under the provisions of any agreement or instrument to which the Borrower or each such Subsidiary is a party or by which it may be bound. This Agreement and each Ancillary Agreement has been duly executed and delivered by the Borrower and each Subsidiary party thereto and is enforceable against the Borrower and each such Subsidiary in accordance with its terms.

                          5.2     Formation and Qualification.  The Borrower is
duly incorporated and in good standing under the laws of the State of Delaware. Each Subsidiary is duly incorporated and in good standing under the laws of the jurisdiction set forth opposite its name on Schedule 5.2. Except as is set forth on Schedule 5.2, all of the issued and outstanding capital stock of Tristar Mexico and Tristar Brazil is validly issued and outstanding, fully paid and non-assessable and is owned, of record and beneficially by the Borrower. The Borrower and each Subsidiary is qualified to do business and is in good standing in the states listed on Schedule 5.2, which constitute all states in which such qualification is necessary for each of them to conduct its business and own its property. The Borrower has delivered to the Lender true and complete copies of the certificate of incorporation and by-laws or other organization documents of the Borrower and each Subsidiary and will promptly notify the Lender of any amendment or changes thereto.

                          5.3     Survival of Representations and Warranties.
All representations and warranties of the Borrower contained in this Agreement and of the Borrower and each Subsidiary contained in any Ancillary Agreement shall be true at the time of the execution of this Agreement and the Ancillary Agreements, and shall survive the execution, delivery and acceptance thereof by the Lender and the other parties thereto and the closing of the transactions described therein or related thereto.

                          5.4     Tax Returns.  The Borrower's federal tax
identification number is 13-3129318. The Borrower and each Subsidiary has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes of the Borrower and its Subsidiaries on the books of the Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year, and the Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

                       5.5     Financial Statements; No Undisclosed Liabilities.

                                  (a)      The consolidated balance sheets of
the Borrower, the Subsidiaries and such other Persons described therein (including the accounts of all Controlled Subsidiaries for the respective periods during which a subsidiary relationship existed) as of August 31, 1995, 1996 and 1997, and the related consolidated statements of operations, cash flows and shareholders' equity for the Borrower's fiscal years ended on such dates (the "Financial Statements"), all accompanied by reports thereon containing opinions without qualification by KPMG Peat Marwick, LLP as to 1995 and 1996 and by Coopers & Lybrand LLP as to 1997, each independent certified public accountants, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied, and present fairly the consolidated financial position and shareholders' equity of the Borrower and the Subsidiaries at each such date and the consolidated results of their operations and cash flows for such periods. Since August 31, 1997 there has been no adverse change in the condition, financial or otherwise, of the Borrower or the Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of Equipment and Real Property owned by the Borrower and the Subsidiaries, except changes in the ordinary course of business, none of which, individually or in the aggregate, has had a Material Adverse Effect.

                                  (b)      The projections of the Borrower and
the Subsidiaries for the year ending in August, 1998 including projected balance sheets and statements of operations and cash flows, copies of which have been delivered to the Lender (the "Projections") were prepared by the Borrower. The Projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statement and the Borrower has no reason to question the reasonableness of any assumptions on which the Projections were based.

                                  (c)      Except as set forth on Schedule
5.5(c), the Borrower and the Subsidiaries had as of August 30, 1997, no obligations or liabilities, contingent, unmatured or otherwise, which are material to any of the Borrower or a Subsidiary which were not disclosed in the consolidated balance sheet of the Borrower at such date.

                          5.6     Corporate Name.  Except as set forth in
Schedule 5.6, during the past 5 years, the Borrower has not been known by any other corporate name and has not and does not sell Inventory under any other name and the Borrower has not been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                          5.7     O.S.H.A. and Environmental Compliance.

                                  (a)      The Borrower has duly complied with,
and its facilities, business assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions, of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to the Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws or the rules or regulations thereunder.

                                  (b)  (i) There are no visible signs of
releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any Leasehold Interest premises; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any Leasehold Interest premises; (iii) neither the Real Property nor any such premises has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any such premises, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and regulations of all Governmental Authorities and in proper storage containers and as are necessary for the operation of the commercial business of the Borrower or of its tenants.

                          5.8     Solvency; Litigation; Violations and
Compliance.

                                  (a)      The Borrower is solvent, able to pay
its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                                  (b)      Schedule 5.8(b) lists and describes
all litigation, actions or proceedings to which the Borrower or any of the Subsidiaries is a party. Except as disclosed in Schedule 5.8(b), neither the Borrower nor any of the Subsidiaries has (i) any pending or threatened litigation, actions or proceedings which if unfavorably determined, could result in a Material Adverse Effect, whether considered individually or in the aggregate, (ii) any outstanding orders, injunctions or decrees of any Governmental Authority against any of them or any of their businesses, properties or rights, and (iii) any Indebtedness other than the Obligations and obligations evidenced by the Subordinated Note.

                                  (c)      Neither the Borrower nor any of the
Subsidiaries is in violation of any applicable statute, regulation or ordinance of any Governmental Authority in any material respect, nor is the Borrower or any of the Subsidiaries in violation of any order of any, Governmental Authority or arbitration board or tribunal.

                                  (d)      The Borrower is in compliance with
the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations thereunder and, (i) it has not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code as amended, (ii) it has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its employee benefit plans and no funding requirements have been postponed or delayed, (iii) it has no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the Borrower's employee benefit plans, (iv) there exists no event described in Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 CFR Section 2615.3 has not been waived, (v) it does not have any fiduciary responsibility for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, and (vi) it has not withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the Multi- Employer Pension Plan Amendments of 1980.

                          5.9     Patents, Trademarks, Copyrights and Licenses.
All patents, patent applications, trademarks, trademark applications, goodwill, copyrights, copyright applications, trade names and licenses (collectively, "Intellectual Property") owned or utilized by the Borrower and each of its Subsidiaries are set forth on Schedule 5.9, and, except as set forth on
Schedule 5.9, are valid and have been duly registered or filed with all appropriate Governmental Authorities. There is no objection or pending challenge to the validity or the use by the Borrower or the Subsidiaries of any such Intellectual Property and the Borrower is not aware of any grounds for any challenge or of the use of any of such Intellectual Property by a third Person in derogation of the Buyer's or a Subsidiary's use thereof, except as set forth in Schedule 5.9 hereto. Schedule 5.9 also sets forth a list and description of all agreements pursuant to which the Borrower or the Subsidiaries license or have the right to use any such Intellectual Property owned by Others.

                          5.10    Licenses and Permits.  Except as set forth in
Schedule 5.10, the Borrower and each Subsidiary (a) is in compliance with and
(b) has procured and is now in possession of, all material licenses or permits required by any applicable law or regulation of any Governmental Authority for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business.

                          5.11    Agreements.  Schedule 5.11 sets forth a
complete list as of the date hereof of all agreements, contracts, licenses, leases, guaranties, indentures, instruments or other commitments to which the Borrower or any Subsidiary is a party or by which the Borrower, any Subsidiary or their respective properties are bound or affected and which (x) in the case of leases or groups of related leases for real or personal property, involve monthly payments of $10,000 or more, (y) in the case of all other agreements, contracts, licenses, guaranties, indentures, instruments or other commitments or groups of any of the foregoing that are related, involve or could reasonably be expected to involve payments whether matured, unmatured, absolute, contingent, or accrued in excess of $10,000 or (z) are outside the ordinary course of business (including all amendments and modifications thereof and supplements thereto) (collectively, "Contracts"), correct and complete copies of which have been provided to the Lender. Each Contract is the binding obligation of the Borrower or such Subsidiary, as the case may be, and, to the knowledge of the Borrower, the binding obligation of each other party thereto, in each case, enforceable in accordance with its terms. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract.

                          5.12    Related Party Transactions.  Except as set
forth on Schedule 5.12, neither the Borrower nor any Subsidiary is a party to any transaction, agreement or arrangement with any present or former Affiliate or Controlled Subsidiary of the Borrower.

                          5.13    Default on Indebtedness.  Except as set forth
on Schedule 5.13, the Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which, with or without the lapse of time or the giving of notice, or both, constitutes or would constitute a default or an event of default thereunder.

                          5.14    No Default.  The Borrower is not in default
in the payment or performance of any Contract or of its other contractual obligations and no incipient event of default has occurred thereunder.

                          5.15    No Burdensome Restrictions.  Neither the
Borrower nor any Subsidiary is a party to any Contract or any other agreement, contract, license, lease, guaranty, indenture, instrument, commitment or corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

                          5.16    No Labor Disputes.  Neither the Borrower nor
any Subsidiary is involved in any labor dispute; there are no strikes or walkouts or union organization of any of the Borrower's or any Subsidiary's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.16 hereto.

                          5.17    Margin and Other Regulations.  The Borrower
is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.
No part of the proceeds of any Loan will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

                          5.18    Investment Company Act; Public Utility
Holding Company Act. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company. The Borrower is not a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                          5.19    Disclosure.  No representation or warranty
made or information provided by the Borrower or by any Subsidiary in this Agreement, any Ancillary Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower or which reasonably should be known to the Borrower which the Borrower has not disclosed to the Lender in writing with respect to the transactions contemplated by this Agreement or the Ancillary Agreements which could have a Material Adverse Effect.

                          5.20    Delivery of Mezzanine Documentation.  The
Borrower has delivered to the Lender complete copies of the Mezzanine Documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. The Mezzanine Documentation has not been amended or supplemented, nor have any of the provisions thereof been waived.

                          5.21    Swaps.  The Borrower is not a party to, nor
will it be a party to, any swap agreement whereby the Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

                          5.22    Brokers.  Except for an agreement between the
Borrower and Tri-River Capital Group dated November 15, 1996, neither the Borrower nor any of its officers, directors, shareholders or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement or any Ancillary Agreement. The Borrower shall pay any fees or other amounts due to Tri-River Capital Group in connection with such transactions.

                 VI.      AFFIRMATIVE COVENANTS

                 The Borrower covenants and agrees with the Lender to the following, until payment in full of the Obligations and termination of this
Agreement:

                          6.1     Payment of Fees.  The Borrower shall pay to
the Lender on demand all usual and customary fees and expenses which the Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h) and all other amounts which the Borrower or any Subsidiary is to pay to the Lender hereunder or under any of the Ancillary Agreements.

                          6.2     Conduct of Business and Maintenance of
Existence and Assets. The Borrower shall (a) conduct continuously and operate actively its business and the business of the Subsidiaries according to good business practices and maintain all properties useful or necessary in such businesses in good working order and condition (reasonable wear and tear excepted), including, without limitation, all Intellectual Property and trade secrets; (b) keep in full force and effect the corporate existence of itself and its Subsidiaries and all necessary state and foreign qualifications and comply in all material respects with the requirements of all Governmental Authorities governing the conduct of their business; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain all rights, licenses, leases, powers and franchises of itself and its Subsidiaries under the laws of the United States or any political subdivision thereof and under the laws of any other jurisdiction.

                          6.3     Violations.  The Borrower shall promptly
notify the Lender in writing of any violation by the Borrower or any Subsidiary of any law, statute, regulation or ordinance of any Governmental Authority, applicable in any material respect to the Borrower or such Subsidiary.

                          6.4     Government Receivables.  The Borrower shall
take all steps necessary to protect the Lender's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and shall deliver to the Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between the Borrower and the United States, any state or any other Governmental Authority.

                          6.5     Tangible Net Worth Plus Subordinated Note.
The Borrower shall maintain on each beginning date set forth below and throughout the period commencing on such date and ending on the ending date opposite it, a consolidated Tangible Net Worth plus Indebtedness under the Subordinated Note of not less than the amount set forth opposite such beginning and ending dates.


   Beginning Date              Ending Date                         Amount
   --------------              -----------                         ------
 November 29, 1997          February 27, 1998                   $11,800,000

 February 28, 1998          May 29, 1998                         11,400,000

 May 30, 1998               August 28, 1998                      12,700,000

 August 29, 1998            August 27, 1999                      13,100,000

 August 28, 1999            August 25, 2000                      18,000,000

 August 26, 2000            Each date thereafter                 21,500,000

Each of the amounts set forth above opposite a period within which or following a date when the Borrower receives proceeds from its issuance of equity securities or, if consented to by the Lender in its sole discretion, from its issuance of new Subordinated Indebtedness, shall increase from and after such date the Borrower receives such proceeds by an amount equal to 75% of the gross proceeds so received by the Borrower.

                          6.6     Minimum Fixed Charge Coverage.  The Borrower
shall maintain at the end of each of its fiscal quarters a minimum Fixed Charge Coverage, calculated on a quarterly basis, equal to or greater than the ratio set forth below opposite the ending date of each such quarter:

                                               Quarterly Fixed
        Quarter Ending                         Charge Coverage
        --------------                         ---------------
     November 29, 1997                              2.2:1

     February 28, 1998                              0.5:1
     May 30, 1998                                   1.9:1

     August 29, 1998 and the ending                 1.0:1
     date of each Fiscal quarter
     thereafter

                          6.7     Minimum EBITDA.  The Borrower shall maintain
during each of its fiscal quarters and each of its fiscal years, EBITDA in amounts not less than the amounts set forth below opposite the ending date of such quarter and year.

  Quarterly and
  Annual Dates                Quarterly Amounts     Annual Amounts
  ------------                -----------------     --------------
 November 29, 1997               $2,400,000
 February 28, 1998                  900,000

 May 30, 1998                     2,400,000
 August 29, 1998                  1,400,000           $7,100,000

 November 28, 1998                2,975,000

 February 27, 1999                1,115,000
 May 29, 1999                     2,975,000

 August 28, 1999                  1,735,000            8,800,000

 November 27, 1999                4,158,000

 February 27, 2000                1,559,000

 May 27, 2000                     4,158,000

 August 26, 2000                  2,425,000           12,300,000

                 6.8 Maximum Leverage Ratio. The Borrower shall maintain at the end of each of its fiscal quarters a ratio of total consolidated liabilities minus the principal amount of the Subordinated Note to the sum of Tangible Net Worth plus the principal amount of the Subordinated Note not greater than the ratios set forth below opposite the ending date of such quarter:


       Quarterly Dates                             Ratios
       ---------------                             ------
 November 29, 1997                                  3.0:1

 February 28, 1998                                  2.9:1

 May 30, 1998                                       2.7:1

 August 29, 1998 and each                           2.4:1
 fiscal quarter thereafter
 through the quarter ended May
 31, 1999

 August 28, 1999 and each                           1.5:1
 fiscal quarter thereafter


                          6.9     Maximum Loss.  The Borrower shall have
positive consolidated net income (excluding extraordinary, non-recurring income) before income taxes for each three month period during the Term (tested monthly on a "rolling" basis), except during the three months in the Borrower's fiscal quarter ending February 28, 1998 when it may have a consolidated net loss before income taxes not in excess of $405,000.

                          6.10    Pledge of Credit  It shall not now or
hereafter pledge the Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than the business of the Borrower and its Subsidiaries as conducted on the date of this Agreement.

                          6.11    Execution of Supplemental Instruments.  It
shall execute and deliver to the Lender from time to time, upon demand, such Ancillary Agreements and supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Lender may request, in order that the full intent of this Agreement may be carried into effect.

                          6.12    Payment of Liabilities.  It shall pay,
discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of trade payables, to normal payment practices) all its obligations and liabilities of whatsoever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and the Borrower shall have provided for such reserves as the Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of the Lender, satisfactory to the Lender in its sole discretion.

                          6.13    Standards of Financial Statements.  It shall
keep its books and records in a manner to enable its financial statements to be prepared in accordance with GAAP, cause all financial statements referred to in
Section 9.7, 9.8 and 9.9 to be prepared in accordance with its books and records and in accordance with the requirements of all Governmental Authorities and to be prepared in accordance with GAAP applied consistently throughout the periods reflected therein.

                          6.14    Payment of Receivables From Affiliates and
Controlled Subsidiaries. The Borrower shall cause all Receivables arising from Buyer's sale of Inventory to Affiliates and Controlled Subsidiaries to be paid within 60 days from invoice date.

                 VII.  NEGATIVE COVENANTS.

                 The Borrower covenants and agrees with the Lender that until satisfaction in full of the Obligations and termination of this Agreement, neither it nor any of its Subsidiaries shall do the following:

                          7.1     Merger, Consolidation, Acquisition and Sale of
Assets.

                                  (a)      Enter into any merger, consolidation
or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it;

                                  (b)      Sell, lease, transfer or otherwise
dispose of the Collateral or any other of its properties or assets, except as permitted by Section 4.3.

                          7.2     Creation of Liens.  Create or suffer to exist
any Lien or other Charge upon or against any of the Collateral or any other of its property or assets now owned or hereafter acquired, except Permitted Encumbrances;

                          7.3     Guarantees.  Become liable upon the
obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to the Lender) except (a) as disclosed on Schedule 7.3 and (b) the endorsement of checks in the ordinary course of business;

                          7.4     Investments.  Purchase or acquire obligations
or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Controlled Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof;

                          7.5     Loans.  Make advances, loans or extensions of
credit to any Person, including without limitation, any Affiliate or Controlled Subsidiary except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, provided that Receivables arising from sales of Inventory to Affiliates or Controlled Subsidiaries shall be payable within terms not to exceed 60 days' (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of $50,000 at any time outstanding and (c) advances described in Schedule 7.5 by the Borrower to the Subsidiaries;

                          7.6     Capital Expenditures.  Contract for, purchase
or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in excess of the amount set forth below opposite the ending date of such year:

                    Fiscal Year                         Amount
                 -----------------                   ------------
                  August 29, 1998                     $3,500,000
                  August 28, 1999                     $2,500,000
                  August 26, 2000                     $2,500,000

                          7.7     Dividends.  Declare, pay or make any dividend
or distribution on any shares of the capital stock of the Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any its capital stock, or of any options to purchase or acquire any such shares of capital stock of the Borrower;

                          7.8     Indebtedness.  Create, incur, assume or
suffer to exist any Indebtedness (exclusive of trade debt) except in respect of
(i) Indebtedness of a Subsidiary to the Borrower described in Schedule 7.8 and
(ii) Indebtedness due under the Mezzanine Documentation;

                          7.9     Nature of Business.  Substantially change the
nature of the business in which it is presently engaged nor, except as specifically permitted hereby, purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted;

                          7.10    Transactions with Affiliates.  Except as set
forth on Schedule 7.10, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate or Controlled Subsidiary, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate which have been disclosed to the Lender;

                          7.11    Leases.  Enter as lessee into any lease
arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if, after giving effect thereto, aggregate annual rental payments by the Borrower and its Subsidiaries for all leased property would exceed $50,000 in any one fiscal year;

                          7.12    Subsidiaries.

                                  (a)      Form any Controlled Subsidiary
unless (i) such subsidiary guarantees all Obligations pursuant to documents satisfactory to the Lender, in its sole discretion and (ii) the Lender shall have received all documents, including legal opinions, it may reasonably require in connection therewith;

                                  (b)      Enter into any partnership, joint
venture or similar arrangement;

                          7.13    Fiscal Year and Accounting Changes.  Change
its fiscal year from the last Saturday in August or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law;

                          7.14    Subordinated Note.  At any time, directly or
indirectly, pay, prepay, repurchase, redeemed, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the Subordinated Note, except as expressly permitted in the Subordination Agreement; or

                          7.15    Prepayment of Indebtedness.  At any time,
directly or indirectly, prepay an Indebtedness (other than to the Lender), or repurchase, redeem, retire or otherwise acquire any Indebtedness of the Borrower.

                 VIII.  CONDITIONS PRECEDENT.

                          8.1     Conditions to Initial Advances.  The
agreement of the Lender to make the Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by the Lender, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                                  (a)      Note; Support Letter of Credit and
other Ancillary Agreements. The Lender shall have received the Note, duly executed and delivered by an authorized officer of the Borrower, the Support Letter of Credit and the other Ancillary Agreements duly executed and delivered by the non-Lender parties thereto.

                                  (b)      Filings Registrations and
Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Ancillary Agreement or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of the Lender, perfected first priority Liens upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

                                  (c)      Corporate Proceedings.  The Lender
shall have received a copy of the resolutions in form and substance reasonably satisfactory to the Lender, of the Board of Directors of the Borrower and each Subsidiary authorizing (i) the execution, delivery and performance of this Agreement, the Note, the Mortgage, the Pledge Agreement, the Subsidiary Receivable Agreements, each Guaranty, the Mezzanine Documentation, and the other Ancillary Agreements and (ii) the granting of the Liens upon the Collateral, in each case certified by the Secretary or an Assistant Secretary of the Borrower and each Subsidiary as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                                  (d)      Incumbency Certificates of the
Borrower and Subsidiaries. The Lender shall have received a certificate of the Secretary or any Assistant Secretary of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower and each Subsidiary executing this Agreement and the Ancillary Agreements, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                                  (e)      Legal Opinion.  The Lender shall
have received the legal opinion of Fulbright & Jaworski L.L.P. in form and substance satisfactory to the Lender which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, and the other Ancillary Agreements as the Lender may reasonably require, including matters related to the Borrower and the legal opinion of Fulbright & Jaworski L.L.P. or another legal firm or firms acceptable to the Lender which shall cover such matters incident to such transactions as the Lender may reasonably require related to each Guarantor and the Ancillary Agreements signed by each Guarantor.

                                  (f)      No Litigation.  (i)  No litigation,
investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against the Borrower or any Subsidiary or against the officers or directors of the Borrower or any Subsidiary (A) in connection with this Agreement or the Ancillary Agreements or any of the transactions contemplated hereby and thereby or (B) which, if adversely determined, would, in the reasonable opinion of the Lender, have a Material Adverse Effect; and (iii) no injunction, writ, restraining order or other order of any nature which could have a Material Adverse Effect shall have been issued by any Governmental Authority.

                                  (g)      Financial Condition Certificate.
The Lender shall have received executed officers certificates of the Borrower's chief financial officer satisfactory in form and substance to it, certifying to the solvency of the Borrower after giving effect to the Indebtedness contemplated hereby and as to the Borrower's financial resources and its ability to meet its obligations and liabilities as they become due:

                                        (i)     The consolidated assets of the
Borrower, at a fair valuation, shall exceed its total consolidated liabilities (including contingent, subordinated, unmatured and unliquidated liabilities);

                                        (ii)    The Projections demonstrate
that the Borrower will have sufficient cash flow to enable it to pay its debts as they mature; and

                                        (iii) The Borrower does not have an
unreasonably small capital base with which to engage in its anticipated business.

For purposes of this subsection (g), the "fair valuation" of the assets of the Borrower shall be determined on the basis of the amount which may be realized within a reasonable time, whether through collection or sale of such assets at market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

                                  (h)      Collateral Examination.  The Lender
shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to the Lender, of the Receivables, Inventory, General Intangibles, Real Property and Equipment of the Borrower and all books and records in connection therewith.

                                  (i)      Fees.  The Borrower shall have paid
to the Lender all fees payable to the Lender on or prior to the Closing Date pursuant to Article III or any other provision of the Agreement or the Ancillary Agreements and all expenses of the Lender including, without limitation, expenses of counsel to the Lender, to be paid by the Borrower or the Subsidiaries under this Agreement or the Ancillary Documents.

                                  (j)      Projections Letter.  The Lender
shall have received an executed original of a letter or letters satisfactory in form and substance to it from the Borrower's chief financial officer with respect to the Projections.

                                  (k)      Receivables Availability; Unissued
Credits. Receivables Availability and Inventory Availability shall be not less than $500,000 in excess of the Initial Revolving Advance. The Borrower shall have limited to the Lender's satisfaction unissued credits reflected on the Borrower's books.

                                  (l)      Mezzanine Documentation.  The Lender
shall have received final executed copies of the Mezzanine

Documentation, and all related agreements, documents and instruments as in effect on the Closing Date.

                                  (m)      Subordination Agreements.  The
Lender shall have entered into the Subordination Agreement with the Borrower and Mezzanine Lender which shall set forth the basis upon which the holder of the Subordinated Note may receive, and the Borrower may make, payments under the Subordinated Note and the Lender, the Borrower and Starion shall have entered into the Support Letter of Credit Subordination Agreement.

                                  (n)      Guaranties, Pledge Agreement.  The
Borrower and the Subsidiaries shall have signed and delivered to the Lender each Guaranty, the Pledge Agreement, the Subsidiary Receivable Agreements, the Mortgage, landlord waivers for the Leasehold Interests, waivers from licensors of the Borrower and its Subsidiaries and the other Ancillary Agreements each in form and substance satisfactory to the Lender.

                                  (o)      Title; Survey.  The Lender shall
have received in form and substance satisfactory to the Lender in connection with the Mortgage a title policy for the Real Property and surveys therefore prepared in accordance with ALTA standards dated not earlier than 30 days prior to the Closing.

                                  (p)      Compliance.  The Borrower and each
Subsidiary shall be in compliance with the terms and provisions set forth in this Agreement and each Ancillary Agreement to which it is a party. At the time of and immediately after the consummation of the transactions contemplated hereby, no Event of Default or Incipient Event of Default shall have occurred and be continuing.

                                  (q)      Insurance.  The Borrower shall have
obtained insurance in compliance with Section 4.11 and the Lender shall have received evidence satisfactory to it of such insurance.

                                  (r)      Due Diligence.  The Lender shall
have completed and be satisfied in its sole discretion with the results of its due diligence review of the Borrower.

                                  (s)      Legal Matters.  All matters relating
to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be reasonably satisfactory to the Lender and O'Sullivan Graev & Karabell, LLP, special counsel to the Lender.

                          8.2     Conditions to Each Advance.  The agreement of
the Lender to make any Advance requested to be made on any date (including, without limitation, its initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                                  (a)      Representations and Warranties.
Each of the representations and warranties made by the Borrower and each Subsidiary in or pursuant to this Agreement and any Ancillary Agreements to which it is a party, shall be true and correct in all material respects on and as of such date as if made on and as of such date unless such representation and warranty is made in accordance with its terms as of a particular date, in which case, it shall be true and correct in all material respects as of such particular date;

                                  (b)      No Default.  No Event of Default or
Incipient Event of Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that the Lender in its sole discretion, may continue to make Advances notwithstanding the existence of an event of Default or Incipient Event of Default; and

                                  (c)      Each request for an Advance by the
Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Advance that the conditions contained in this Agreement shall have been satisfied.

                 IX.      INFORMATION AS TO BORROWER.

                 The Borrower covenants and agrees that, until satisfaction in full of the Obligations and the termination of this Agreement, it shall do the following;

                          9.1     Disclosure of Material Matters.  It shall
immediately upon learning thereof, report to the Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, the Borrower's reclamation or repossession of, or the return to the Borrower of a material amount of goods or claims or disputes asserted by any Customer or other obligor.

                          9.2     Schedules.  In addition to the schedules and
reports to be provided to the Lender under Sections 4.15(e), it shall deliver to the Lender on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable aging schedules, (b) accounts payable schedules and (c) Inventory reports. In addition, the Borrower will deliver to the Lender at such intervals as the Lender may require: (i) confirmatory assignment schedules, (ii) copies of Customers' invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as the Lender may require including, without limitation, trial balances and test verifications. The items to be provided under this Section are to be in form satisfactory to the Lender and executed by the Borrower and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral, and the Borrower's failure to deliver any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's Lien in the Collateral.

                          9.3     Environmental Reports.  It shall furnish the
Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, a certificate of the Borrower signed by the President of the Borrower stating, to the best of his knowledge, that the Borrower is in compliance in all material respects with all Environmental Laws and occupational safety and health laws. To the extent the Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action the Borrower will implement in order to achieve full compliance.

                          9.4     Litigation.  It shall promptly notify the
Lender in writing of any litigation, suit or administrative proceeding affecting the Borrower, whether or not covered by insurance.

                          9.5     Occurrence of Defaults, etc.  It shall
promptly notify the Lender in writing upon the occurrence of (a) any Event of Default or Incipient Event of Default hereunder or under any Ancillary Agreement; (b) any event of default or default under the Mezzanine Documentation or under any Contract; (c) any event, development or circumstance whereby the financial statements of the Borrower most recently furnished to the Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the consolidated and consolidating financial condition and operating results of the Borrower and its Controlled Subsidiaries included therein as of the date of such financial statements and for the period reflected therein; (d) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Internal Revenue Code would result in a violation of ERISA; (e) each and every default by the Borrower which might result in the acceleration of the maturity of any Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (f) any other development in the business or affairs of the Borrower or a Subsidiary which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and in the case of notification under clause
(a), (b), (c), (d), or (e) the action the Borrower proposes to take with respect thereto.

                          9.6     Government Receivables.  It shall notify the
Lender immediately if any of its Receivables arise out of contracts between the Borrower and the United States, any state, or any other Governmental Authority.

                          9.7     Annual Financial Statements.  It shall
furnish the Lender within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower, the Subsidiaries and the Borrower's other Controlled Subsidiaries included therein on a consolidating and consolidated basis including, but not limited to, statements of operations and cash flows and shareholders' equity and changes in financial position from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by [Coopers & Lybrand] or by another independent certified public accounting firm selected by the Borrower and satisfactory to the Lender (the "Independent Accountants"). The report of the Independent Accountants shall be accompanied by a statement of such firm certifying that in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or an Incipient Event of Default under this Agreement or any Ancillary Agreement or, if such information came to their attention, specifying any such Event of Default or Incipient Event of Default, and such report shall contain or have appended thereto calculations which set forth the Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 6.9 and 7.6.

                          9.8     Quarterly Financial Statements.  It shall
furnish the Lender within 45 days after the end of each fiscal quarter, an unaudited balance sheet of the Borrower, the Subsidiaries and the Borrower's other Controlled Subsidiaries included therein and an unaudited statement of income and cash flow and stockholders' equity and changes in financial position of the Borrower and such subsidiaries reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter on a consolidated and consolidating basis, prepared on a basis consistent with prior practices and complete and correct in all material respects, subjects to normal year end adjustments. The financial statements shall be accompanied by the review report of the Independent Accountants and by a certificate of the Borrower, signed by the President and/or Chief Financial Officer of the Borrower, which shall state that such Financial statements have been prepared in accordance with GAAP and fairly present the material set forth therein and whether an Event of Default or an Incipient Event of Default has occurred hereunder or under any Ancillary Agreement.

                          9.9     Monthly Financial Statements.  It shall
furnish the Lender within thirty (30) days after the end of each month, an unaudited balance sheet of the Borrower and the Subsidiaries and the Borrower's other Controlled Subsidiaries included therein and an unaudited statement of operations and cash flow and shareholders' equity and changes in financial position of the Borrower and such subsidiaries reflecting results of operations from the beginning of the fiscal year to the end of such month, and for such month on a consolidated and consolidating basis, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The financial statements shall be accompanied by a certificate of the Borrower, signed by the President or Chief Financial Officer of the Borrower, which shall state such the financial statements have been prepared in accordance with GAAP and fairly present the material set forth therein and whether an Event of Default or an Incipient Event of Default has occurred hereunder or under any Ancillary Agreement.

                          9.10    Other Reports.  It shall furnish the Lender
as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as the Borrower shall send to its stockholders and which its stockholders file in respect of the Borrower or its securities with any Governmental Authority and
(ii) copies of all notices sent pursuant to the Mezzanine Documentation and the Support Letter of Credit.

                          9.11    Additional Information.  It shall furnish the
Lender with such additional information as the Lender shall reasonably request in order to enable the Lender to determine whether the terms, covenants, provisions and conditions of this Agreement, the Notes and the Ancillary Agreements have been complied with by the Borrower and the Subsidiaries including, without limitation and without the necessity of any request by the Lender, (a) copies of all environmental audits and reviews, (b) at least thirty
(30) days prior thereto, of the opening or closing of any new office or place of business of the Borrower or any Subsidiary, and (c) promptly upon the Borrower's learning thereof, of any labor dispute to which the Borrower or any Subsidiary may become a party, any strikes or walkouts relating to any of plants or other facilities of the Borrower or any Subsidiary, and the expiration of any labor contract to which the Borrower or any Subsidiary is a party or by which they are bound.

                          9.12    Projected Operating Budget.  It shall furnish
the Lender, no less than thirty (30) days prior to the beginning of each of the Borrower's fiscal years beginning with the fiscal year commencing August 30, 1998, a month by month projected consolidated and consolidating operating budget and cash flow of the Borrower and the Subsidiaries for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be reviewed by the Independent Accountants accompanied by a certificate of such accountants as to their review and by a certificate signed by the Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any assumptions on which such projections were based.

                          9.13    Variances From Operating Budget.  It shall
furnish the Lender, concurrently with the delivery of the financial statements referred to in Section 9.7, 9.8 and 9.9, a written report summarizing all material variances from budgets submitted by the Borrower pursuant to Section
9.12 and a discussion and analysis by management with respect to such variances.

                          9.14    Additional Documents.  It shall execute and
deliver to the Lender, upon request, such documents and agreements as the Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement and the Ancillary Agreements.

                 X.       EVENTS OF DEFAULT.

                 The occurrence of any one or more of the following events shall constitute an "Event of Default" :

                                  (a)      the failure by the Borrower to pay
any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or in any Ancillary Agreement when due;

                                  (b)      any representation or warranty made
or deemed made by the Borrower or any Subsidiary in this Agreement or any Ancillary Agreement or in any certificate, document of financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

                                  (c)      failure by the Borrower to (i)
furnish financial information when due or when requested, or (ii) permit the inspection of its or its Subsidiaries' books or records;

                                  (d)      issuance of a notice of Lien or
other Charge, levy, assessment, injunction or attachment for an amount in excess of $50,000 against the property of the Borrower or any Subsidiary which is not stayed or lifted within thirty (30) days;

                                  (e)      failure or neglect of the Borrower
or any of Subsidiary to perform, keep or observe any term, provision, condition or covenant herein contained, or contained in any Ancillary Agreement or other agreement or arrangement, now or hereafter entered into between the Borrower or any Subsidiary and the Lender;

                                  (f)      any judgment is rendered or judgment
lien is filed against the Borrower for an amount in excess of $50,000 which, within thirty (30) days of such rendering or filing, is not either satisfied, stayed or discharged of record;

                                  (g)      the Borrower or any Guarantor or
Controlled Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                                  (h)      the occurrence of any change in the
Borrower's condition or affairs (financial or otherwise) which in the Lender's opinion impairs the Collateral or the ability of the Borrower to perform its Obligations under this Agreement;

                                  (i)      if any Lien created hereunder or
provided for hereby or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected first priority Lien ;

                                  (j)      an event of default has occurred
under the Mezzanine Documentation or any other evidence of Indebtedness, which shall not have been cured or waived within any applicable grace period and for which Mezzanine Lender is permitted to take action under the Subordination Agreement or any other Person holding such Indebtedness may take action under the documents evidencing such Indebtedness;

                                  (k)      the occurrence of a default of the
obligations of the Borrower or a Subsidiary under any Contract or other agreement to which it is a party shall occur which has a Material Adverse Effect, which default is not cured within any applicable grace period;

                                  (l)      termination or breach of any
Guaranty or similar agreement executed and delivered to the Lender in connection with the Obligations of the Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

                                  (m)      any Change of Ownership; or

                                  (n)      any material provision of this
Agreement shall, for any reason, cease to be valid and binding on the Borrower, or the Borrower shall so claim in writing to the Lender.

                 XI.      LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.

                          11.1    Rights and Remedies.  Upon the occurrence of
an Event of Default pursuant to Article X(g) all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; and, upon the occurrence of any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of the Lender all Obligations shall be immediately due and payable and the Lender shall have the right to terminate this Agreement. In any such event, the Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the Liens granted herein and under the Ancillary Agreements and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. The Lender may enter any of the Borrower's premises or other premises without legal process and without incurring liability to the Borrower therefore, and the Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Lender may deem advisable and the Lender may require the Borrower to make the Collateral available to the Lender at a convenient place. With or without having the Collateral at the time or place of sale, the Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to the Borrower at least five (5) days prior to such sale or sales is reasonable notification. At any public sale the Lender may bid for and become the purchaser, and the Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by the Borrower. In connection with the exercise of the foregoing remedies, the Lender is granted permission to use all the Borrower's Intellectual Property, licenses, franchises, trade secrets and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses, including without limitation, attorneys' fees and expenses, incurred by the Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly to Obligations other than interest and principal; thirdly to interest due upon any of the Obligations; and last to the principal of the Obligations. If any deficiency shall arise, the Borrower shall remain liable to the Lender therefor.

                          11.2    Lender's Discretion.  The Lender shall have
the right in its sole discretion to determine which rights, Liens, or remedies the Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of the Lender's rights hereunder.

                          11.3    Setoff.  In addition to any other rights
which the Lender may have under applicable law, upon the occurrence of any Event of Default hereunder, the Lender shall have a right to apply any of the Borrower's or its Subsidiaries' property held by the Lender or by the Bank to reduce the Obligations.

                          11.4    Rights and Remedies not Exclusive.  The
enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies, all of which shall be cumulative and not alternative.

                 XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

                          12.1    Waiver of Notice.  The Borrower hereby waives
notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

                          12.2    Delay.  No delay or omission on the Lender's
part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

                          12.3    Jury Waiver.  EACH PARTY TO THIS AGREEMENT
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE: AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                 XIII.  EFFECTIVE DATE AND TERMINATION.

                          13.1    Term.  This Agreement shall become effective
on the date hereof and shall continue in full force and effect until the Maturity Date (the "Term") unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by either party at the end of such initial Term or any successive Term by giving the other party sixty (60) days prior written notice. The Borrower may terminate this Agreement at any time upon sixty (60) days' prior written notice (such date of termination being called the "Termination Date") upon payment in full of the Obligations including, without limitation, Minimum Volume Charges and the Unused Line Fee for the then balance of the Term; provided however that on the Termination Date the Borrower pays to the Lender an early termination fee in an amount equal to the Required Percentage of (x) $22,000,000 or (y) the then outstanding principal balance of the Advances, whichever is greater. For the purposes of this paragraph, Required Percentage shall mean (a) 2.00% from the Closing Date in 1997 through the day in 1998 immediately prior to the first anniversary of the

Closing Date, (b) 1.00% from the first anniversary of the Closing Date through the day in 1999 immediately prior to the second anniversary of the Closing Date and 0.50% from the second anniversary of the Closing Date through the Maturity Date.

                          13.2    Termination.  The termination of this
Agreement shall not affect any of the Borrower's or the Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights and interests created and Obligations have been fully paid, disposed of, concluded or liquidated. The Liens and rights granted to the Lender hereunder and the financing and other statements to perfect the Lender's Liens filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Borrower's account may from time to time be temporarily in a zero or credit position, until all of the Obligations of the Borrower have been paid or performed in full after the termination of this Agreement or the Borrower has furnished the Lender with an indemnification satisfactory to the Lender with respect thereto. Accordingly, the Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statement with respect to the Collateral, and the Lender shall not be required to send such termination statements to the Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid or performed in full unless otherwise provided.

                 XIV.     MISCELLANEOUS.

                          14.1    Governing Law; Jurisdiction.  This Agreement
shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflict of laws rules). ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE BORROWER WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT OR ANY ANCILLARY AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Nothing herein shall affect the right to serve process in any manner permitted by law nor shall limit the right of the Lender to bring proceedings against the Borrower in the courts of any other jurisdiction. ANY JUDICIAL PROCEEDINGS BY

THE BORROWER AGAINST THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK. THE BORROWER AND THE LENDER WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION SO INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

                          14.2    Entire Understanding.  This Agreement and the
Ancillary Agreements contain the entire understanding between the Borrower and the Lender and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained or hereinafter made shall have no force and effect unless in writing signed by the Borrower and the Lender. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. The Borrower acknowledges that it has been advised by counsel in connection the execution of this Agreement and the Ancillary Agreements and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement or the Ancillary Agreements.

                          14.3    Successors and Assigns; Participation; New
Lenders.

                                  (a)      This Agreement shall be binding upon
and inure to the benefit of the Borrower, the Lender, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

                                  (b)      The Lender may sell, assign or
transfer all or any part of its rights under this Agreement and the Notes and all Ancillary Agreements. The Lender shall give the Borrower notice thereof as soon as practicable and, at the request of the Lender, the Borrower shall use its best efforts to cause to be delivered to an assignee of this Agreement and the Notes, an opinion of counsel to the Borrower in form and substance similar to the opinion to the Lender delivered by Fulbright & Jaworski LLP on the Closing Date under this Agreement, or an update of such opinion of Fulbright & Jaworski LLP. In addition to the foregoing, the Borrower acknowledges that in the regular course of commercial banking business the Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or the other Obligations as fully as
if such Transferee were the direct holder thereof.   The Borrower hereby grants
to any Transferee a continuing Lien in any deposits, moneys or other property of the Borrower actually or constructively held by such Transferee, as security for the Transferee's interest in the Advances.


                          14.4    Application of Payments.  The Lender shall
have the continuing and exclusive right to apply or reverse and reapply any and all proceeds of Collateral to any portion of the Obligations. To the extent that the Borrower makes a payment or the Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by the Lender.

                          14.5    Indemnity.  The Borrower shall indemnify the
Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Lender in any litigation, proceeding or investigation instituted or conducted by any Governmental Authority or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, or any Ancillary Agreement, including, without limitation, any claim for a broker's or finder's fee or commission whether or not the Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or the willful misconduct of the Lender.

                          14.6    Notice.  Any notice or request hereunder may
be given to the Borrower or the Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) registered or certified mail or (c) telefax to the number set out below. Notices and requests shall, in the case of those by registered or certified mail be deemed to have been given to the Borrower two Business Days after being deposited in the mail and, in the case of delivery by hand or telefax, be deemed to have been given to the Borrower when delivered. Notices and requests to the Lender shall be deemed to have been given when they are received.

         (A)  If to the Lender, at:    BNY Financial Corporation
                                       1290 Avenue of the Americas
                                       New York, New York 10104
                                       Att:  Frank Imperato
                                       Telephone:  212-408-7026
                                       Facsimile:  212-408-7162

         (B)  If to the Borrower, at:  Tristar Corporation
                                       12500 San Pedro Avenue
                                       Suite 500
                                       San Antonio, Texas 78216
                                       Att:  Chief Financial Officer
                                       Telephone:  (210) 402-2203
                                       Facsimile:  (210) 402-2239

              with a copy to:           Fulbright & Jaworski L.L.P.
                                        300 Convent Street
                                        Suite 2200
                                        San Antonio, Texas 78205
                                        Att:  Philip Renfro, Esq.
                                        Telephone:  (210) 224-5575
                                        Facsimile:  (210) 270-7205


                          14.7    Survivability.  If any or part of this
Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

                          14.8    Expenses.  The Borrower shall pay all of the
Lender's costs and expenses, including without limitation reasonable fees and disbursements of counsel retained or employed by the Lender and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. The Borrower shall also pay all of the Lender's costs and expenses, including without limitation reasonable fees and disbursements of counsel retained or employed by the Lender, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) the Lender's obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of the Lender's Liens hereunder as valid perfected first priority Liens, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, and (d) any consultations in connection with any of the foregoing. The Borrower shall also pay the Lender's then standard price for furnishing the Borrower or its designees copies of any statements, records, files or other data requested by the Borrower or its designees, other than reports of the kind furnished to the Borrower and the Lender's other borrowers on a regular, periodic basis in the ordinary course of the Lender's business. The Borrower shall also pay the Lender's and the Bank's customary bank charges, including, without limitation, all wire transfer fees incurred by the Lender, for all bank services performed or caused to be performed by the Lender for the Borrower at the Borrower's request. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Borrower to the Lender shall be payable on demand and shall be secured by the Collateral. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between the Borrower and the Lender which the Lender is or may be required to withhold or pay, the Borrower agrees to indemnify and hold the Lender harmless in respect of such taxes, and the Borrower will repay to the Lender the amount of any such taxes which shall be charged to the Borrower's account; and until the Borrower shall furnish the Lender with indemnity therefor (or supply the Lender with evidence satisfactory to it that due provision for the payment thereof has been made), the Lender may hold without interest any balance standing to the Borrower's credit and the Lender shall retain its Lien in any and all Collateral. The Borrower hereby acknowledges that the Lender shall not be liable in any manner whatsoever for any selling expenses, orders, purchases or contracts of any kind resulting from any transaction between the Borrower and any other Person and the Borrower hereby indemnifies and holds the Lender harmless with respect thereto, which indemnity shall survive termination of this Agreement.

                          14.9    Injunctive Relief.  The Borrower recognizes
that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lender; therefore, the Lender, if the Lender so requests, shall be entitled, in addition to and not in lieu of damages, to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                          14.10  Captions.  The captions at various places in
this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

                          14.11  Counterparts.  This Agreement may be executed
in one or more counterparts, each of which taken together shall constitute one and the same instrument.

                                 *  *  *  *  *

                 Each of the parties has signed this Agreement as of the date and year first above written.

                                        TRISTAR CORPORATION

                                        By:
                                           -----------------------------------
[SEAL]                                  Its:
                                           -----------------------------------
                                        12500 San Pedro Avenue
                                        San Antonio, Texas  78216


                                        BNY FINANCIAL CORPORATION

                                        By:
                                           -----------------------------------
                                        Its:
                                           -----------------------------------
                                        1290 Avenue of the Americas
                                        New York, New York 10104

STATE OF NEW YORK         )
                          )  ss.
COUNTY OF NEW YORK        )


                 On this _____ day of December, 1997, before me personally came _________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________________________________
and that he is the _______________ of Tristar Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                           -----------------------------------
                                                      NOTARY PUBLIC



STATE OF NEW YORK         )
                          ) ss.
COUNTY OF NEW YORK        )


                 On this _____ day of December, 1997, before me personally came _________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________________________________________
and that he is the _______________ of BNY Financial Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                           -----------------------------------
                                                      NOTARY PUBLIC